HILB, ROGAL AND HAMILTON COMPANY
                  PROFIT SHARING SAVINGS PLAN

                    As Amended and Restated
                        January 1, 1989


                       TABLE OF CONTENTS

ARTICLE                                                      PAGE


INTRODUCTION                                                    1

ARTICLE I                                                       4
     DEFINITIONS
          1.01 Adjustment                                       4
          1.02 Affiliate                                        4
          1.03 Annual Additions                                 4
          1.04 Beneficiary                                      4
          1.05 Board                                            5
          1.06 Compensation                                     6
          1.07 Contract                                         6
          1.08 Contributions                                    6
          1.09 Corporation                                      6
          1.10 Credited Service                                 6
          1.11 Current Balance                                 10
          1.12 Deductible Account                              10
          1.13 Deductible Contributions                        10
          1.14 Defined Benefit Plan                            11
          1.15 Defined Contribution Plan                       11
          1.16 Delayed Retirement Date                         11
          1.17 Disability Retirement Date                      11
          1.18 Early Retirement Date                           11
          1.19 Effective Date                                  12
          1.20 Elective Account                                12
          1.21 Elective Contributions                          12
          1.22 Employee                                        12
          1.23 Employer                                        12
          1.24 Employer Contribution Account                   12
          1.25 Employer Contribution                           12
          1.26 ERISA                                           13
          1.27 Fiduciary                                       13
          1.28 Forfeiture                                      13
          1.29 Fund                                            13
          1.30 Highly Compensated Employee                     13
          1.31 Hours of Service                                16
          1.32 Individual Account                              18
          1.33 Insurance Company                               19
          1.34 Investment Fund                                 19
          1.35 IRC                                             19
          1.36 Limitation Year                                 19
          1.37 Matching Account                                19
          1.38 Matching Contributions                          19
          1.39 Maximum Compensation                            19
          1.40 Net Earnings                                    21
          1.41 Non-Highly Compensated Employee                 21
          1.42 Non-Restricted Rollover Account                 21
          1.43 Normal Retirement Age                           21
          1.44 Normal Retirement Date                          22
          1.45 One Year Break in Service                       22
          1.46 Participant                                     23
          1.47 Pension Rollover Account                        23

ARTICLE                                                      PAGE

          1.48 Plan                                            24
          1.49 Plan Administrator                              24
          1.50 Plan Year                                       24
          1.51 Prior Pension Plan                              24
          1.52 Prior Profit Sharing Plan                       24
          1.53 Prior Profit Sharing Plan Account               25
          1.54 Restricted Rollover Account                     25
          1.55 Rollover Contributions                          26
          1.56 Salary Reduction Contribution Account           26
          1.57 Salary Reduction Contributions                  26
          1.58 Total and Permanent Disability or Totally and
               Permanently Disabled                            26
          1.59 Trust Agreement                                 26
          1.60 Trustee                                         26
          1.61 Valuation Date                                  26
          1.62 Voluntary Employee Contribution Account         27
          1.63 Voluntary Employee Contributions                27
          1.64 Year of Service                                 27

ARTICLE II                                                     29
     ELIGIBILITY AND PARTICIPATION
          2.01 Eligibility                                     29
          2.02 Special Eligibility Provision for
               Acquisitions                                    29
          2.03 Eligibility on Reemployment                     30
          2.04 Participation                                   31

ARTICLE III                                                    32
     CONTRIBUTIONS AND ALLOCATIONS
          3.01 Elective Contributions                          32
          3.02 Allocation of Elective Contributions            34
          3.03 Matching Contributions                          34
          3.04 Allocation of Matching Contributions            35
          3.05 Employer Contributions                          35
          3.06 Allocation of Employer Contributions            36
          3.07 Voluntary Employee Contributions                37
          3.08 Allocation of Voluntary Employee
               Contributions                                   38
          3.09 Salary Reduction Contributions                  38
          3.10 Allocation of Salary Reduction Contributions    39
          3.11 Pension Rollover Contributions                  39
          3.12 Allocation of Pension Rollover Contributions    39
          3.13 Deductible Contributions                        40
          3.14 Allocation of Deductible Contributions          40
          3.15 Rollover Contributions                          40
          3.16 Allocation of Rollover Contributions            41
          3.17 Allocation of Adjustment                        41
          3.18 Allocation of Forfeitures                       44
          3.19 Equitable Allocations                           45
          3.20 Interim Valuation of Fund                       46

ARTICLE IV                                                     47
     LIMITATIONS ON CONTRIBUTIONS, MAXIMUM
         BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS
          4.01 Testing of Elective Contributions               47
          4.02 Testing of Matching Contributions               51
          4.03 Multiple Use Limitation                         54

ARTICLE                                                      PAGE

          4.04 Maximum Elective Contributions                  56
          4.04 Maximum Additions                               57
          4.05 Multiple Plan Participation                     59
          4.06 Required Distribution of Benefits               60
          4.07 Distribution of Elective Contributions          61

ARTICLE V                                                      62
     DISTRIBUTIONS
          5.01 Normal Retirement                               62
          5.02 Delayed Retirement                              62
          5.03 Early Retirement                                63
          5.04 Disability Retirement                           64
          5.05 Death Before Retirement or Termination of
               Employment                                      66
          5.06 Death After Retirement or Termination of
               Employment                                      67
          5.07 Termination of Employment                       69
          5.08 Method of Payment                               81
          5.09 Benefits to Minors and Incompetents             82
          5.10 Maximum Option Payable                          83

ARTICLE VI                                                     84
     WITHDRAWALS
          6.01 Withdrawals Generally                           84
          6.02 Withdrawal of Voluntary Employee Contribution
               Account                                         84
          6.03 Withdrawal of Deductible Account                84
          6.04 Withdrawal of Salary Reduction Contributions
               and Elective Contributions                      84

ARTICLE VII                                                    88
     FUNDING
          7.01 Contributions                                   88
          7.02 Trustee                                         88
          7.03 Contract Fund or Funds                          90
          7.04 Direction of Investment of Contributions        91
          7.05 Change in Direction of Investment of
               Contributions                                   92
          7.06 Change in Direction of Investment of Prior
               Contributions                                   93

ARTICLE VIII                                                   95
     FIDUCIARIES AND PLAN ADMINISTRATION
          8.01 General                                         95
          8.02 Corporation                                     96
          8.03 Trustee                                         96
          8.04 Insurance Company                               97
          8.05 Plan Administrator                              97
          8.06 Claims for Benefits                             98
          8.07 Claims Procedures                               99
          8.08 Records                                        100
          8.09 Missing Persons                                101

ARTICLE IX                                                    102
     AMENDMENT AND TERMINATION OF THE PLAN
          9.01 Amendment of the Plan                          102
          9.02 Termination of the Plan                        102

ARTICLE                                                      PAGE

ARTICLE X                                                     104
     PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN
          10.01 Method of Participation                       104
          10.02 Withdrawal                                    104

ARTICLE XI                                                    106
     TOP HEAVY PLAN PROVISIONS
          11.01 General                                       106
          11.02 Definitions                                   106
          11.03 Minimum Top Heavy Contribution                109
          11.04 Defined Benefit Plan Minimum Accrued Benefit  110
          11.05 Multiple Plan Participation                   110
          11.06 No Duplication of Minimum Benefit             110
          11.07 Top Heavy Assumptions                         110

ARTICLE XII                                                   112
     MISCELLANEOUS
          12.01 Governing Law                                 112
          12.02 Construction                                  112
          12.03 Expenses                                      112
          12.04 Participant's Rights; Acquittance             112
          12.05 Spendthrift Clause                            112
          12.06 Merger, Consolidation or Transfer             113
          12.07 Mistake of Fact                               113
          12.08 Indemnification                               114
          12.09 Counterparts                                  114
          12.10 Maximum Deductible Contribution               114
          12.11 Payment of Contributions Made by the Employer 114
          12.12 Notification of Individual Account and
                Deductible Account Balance                    115
          12.13 Exclusive Benefit                             115

ADOPTION OF THE PLAN                                          116



                          INTRODUCTION

  Prior to becoming members of a controlled group of

corporations, the following companies maintained the following employee benefit plans for the benefit of their respective

employees:

  Meuche, Hickman and Snow Agency, Inc. Employees' Profit
  Sharing Trust

  Leide Associates Profit Sharing Plan and Trust

  Baumhauer-Croom Insurance Employees' Profit Sharing Retirement
  Plan and Trust Agreement

  The Jackson Agency Profit Sharing Plan

  Insurance Management Corporation of Charlottesville Employees'
  Profit Sharing Plan and Trust

  Hamilton and Shackelford, Inc. Profit Sharing Plan and Trust

  Mutual Insurers Incorporated Profit Sharing Trust

  Hilb, Rogal and Hamilton Profit Sharing Plan and Trust

  Rogal Company, Inc. Pension Plan and Trust

  The Herndon, Iles and Scott, Inc. Split Funded Money Purchase
  Pension Plan

  Insurance Management Center, Inc. (formerly known as LaBonne,
  Jones-Mulvihill, Inc.) Pension Trust

  Hilb, Rogal and Hamilton Company purchased the companies which are now one hundred percent (100%) owned subsidiaries.  In order to establish a program more consistent with corporate objectives and to cover all employees of Hilb, Rogal and Hamilton Company and its subsidiaries, the eight (8) defined contribution plans and the one (1) money purchase plan were amended and restated

effective as of January 1, 1983, into the Hilb, Rogal and

Hamilton Company Profit Sharing Plan.  Assets of all the plans were merged into the Plan as amended and restated effective

January 1, 1983, and all employees covered by the plans became one hundred percent (100%) vested in their account balances which are held in a separate account as a part of this amended and restated Plan and are one hundred percent (100%) vested at all times under this Plan.

  Benefit accruals under the two (2) defined benefit pension plans were ceased effective as of April 12, 1983, and both plans were terminated effective as of July 31, 1983, and all employees effected became one hundred percent (100%) vested in their

accrued benefit under such plans.  Upon approval by  the Pension

Benefit Guaranty Corporation and the Internal Revenue Service,

employees were given the option of either (a) the purchase of a deferred  annuity or (b) a rollover of the lump sum value of their benefit under their plan to this Plan.  All excess assets upon termination of the two (2) defined benefit pension plans were allocated to the affected employees and any amount which an employee elected to rollover into this Plan is held in a separate account as a part of this Plan and are one hundred percent (100%)

vested at all times under this Plan.

  In  addition, effective as of January 1, 1983, the following subsidiaries of Hilb, Rogal and Hamilton Company became

participating Employers under the Plan:

  Insurance Management Corporation of South Florida
  Insurance Management Corporation of Tampa Bay
  Insurance Management Corporation of Tidewater
  Percy H. Goodwin Insurance Services
  Underwood-Dawson

  The amended and restated Employees' Profit Sharing Plan of

Hilb, Rogal and Hamilton Company which became effective January

1, 1983, constituted an amendment to the earlier plans'

provisions, rather than a replacement of such plans.  The

provisions of the plans as in effect immediately prior to the

January 1, 1983 amendment and restatement, modified by Section

9.02 of the amended and restated Plan, remained in effect for those Participants who were or are not actively employed by the participating Employers at any time after such date.  The assets under the prior plans continued to be held pursuant to the Plan as amended and restated effective January 1, 1983.

  The Plan has been amended from time to time since 1983 with the most recent amendment and restatement being effective January

1, 1987.

  The amended and restated Profit Sharing Savings Plan herein contained constitutes an amendment, effective January 1, 1989,

unless otherwise specifically indicated, to the earlier Plan provisions, rather than a replacement of such Plan.  The Plan provisions as in effect immediately prior to this January 1,

1989, amendment and restatement, modified by Section 9.02 of this amended and restated Plan, shall remain in effect for those

Participants who are not actively employed by the participating

Employers at any time after such date.  The assets held under the

1983 Trust Agreement will continue to be held pursuant to the

Plan as herein amended.

  The purpose of this Plan, which shall be qualified as a profit sharing plan under applicable governmental rules, is to provide additional incentive and retirement security for eligible

employees of participating employers.

  It is intended that this amended and restated Plan, together with the Trust Agreement, meet all the requirements of the

Internal Revenue Code of 1986 ("IRC"), as amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the IRC and all formal regulations and rulings issued under the IRC and amendments thereto.

  Effective January 1, 1989, or as otherwise specifically

indicated herein, the Plan as amended and restated has the terms and provisions hereinafter set forth.



                           ARTICLE I

                          DEFINITIONS

  As used herein and in the concomitant Trust Agreement, unless otherwise required by the context, the following words and

phrases shall have the meanings indicated:

1.01 Adjustment means the net increases and

     decreases in the market value of the Fund during a Plan

     Year or other period exclusive of any Contributions during such year or other period.  Such increases and decreases

     shall include such items as realized or unrealized

     investment gains and losses, investment income, and may

     include expenses of administering the Fund and the Plan.

     The Adjustment shall not include Forfeitures.

1.02 Affiliate means an organization which is a

     member of the same controlled group of organizations as the

     Employer as defined in IRC Sections 414(b), 414(c), 414(m),

     and 414(o), but which is not an Employer.

1.03 Annual Additions means for any Employee in any Limitation Year,

     the sum of (a) Contributions made by the Employer including excess

     Elective Contributions returned under Section 4.01 and

     Section 4.04 and any excess Matching Contributions

     distributed under Section 4.02 and any Matching

     Contributions forfeited under the Provisions of Section

     4.02 and 4.04, (b) Contributions made by the Participants,

     (c) Forfeitures, (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in  IRC

     Section 415(l)(2), which is part of a pension or annuity

     plan maintained by the Employer and (e) amounts derived

     from contributions paid or accrued in taxable years after

     December 31, 1985 which are attributable to post retirement medical benefits allocated to the separate account of a Key

     Employee under a welfare benefit fund, as defined in IRC

     Section 419(e), maintained by the Employer.

1.04 Beneficiary means any person designated by a

     Participant or otherwise entitled to receive any benefits

     that become payable hereunder after the death of a

     Participant.

         Each Participant shall designate a Beneficiary in

     writing on forms furnished by the Plan Administrator, and

     all beneficiary designation forms shall be maintained in

     files held by the Plan Administrator.  A Participant from

     time to time may change his Beneficiary by written notice

     to the Plan Administrator and upon such change, the rights of all previously designated Beneficiaries to receive any

     benefits under this Plan shall cease.

         If, at the date of death of the Participant, there is

     no valid and current Beneficiary designation on file with

     the Plan Administrator, then any death benefits which would have been payable to the Beneficiary shall be payable to

     the Participant's spouse, if any; if none, equally to the

     Participant's surviving children, if any; or, if none, then to the Participant's estate.  The interpretation of the

     Plan Administrator with respect to any Beneficiary

     designation, subject to applicable law, shall be binding

     and conclusive upon all parties, and no person who claims

     to be a Beneficiary, or any other person, shall have any

     right to question any action of the Plan Administrator,

     which in the judgment of the Plan Administrator fulfills

     the intent of the Participant who filed such designation.

         If a Beneficiary designated by a Participant is not the

     Participant's spouse, then the spouse's written consent

     shall be required for the designation of the alternate

     Beneficiary to become effective and such consent must be

     limited to a benefit for a specific alternate Beneficiary,

     form of benefits or both and must acknowledge the effect of the consent.  Such consent shall be witnessed by the Plan

     Administrator, a representative of the Plan Administrator

     or a notary public.  Any change in the designation of an

     alternate Beneficiary shall also require the written

     consent of the spouse for such change to become effective.

     The Plan Administrator may accept an election other than

     that provided hereunder without the written consent of the spouse if there is no spouse, the spouse cannot be located,

     or such other circumstances exist as may be prescribed by

     regulations.  Any spousal consent shall be applicable only to the spouse granting such consent and apply only to the

     Beneficiary with respect to which such consent was granted.

1.05Board means the board of directors of the

     Corporation.

1.06 Compensation means the earnings paid to the

     Employee in the calendar year or the portion of the

     calendar year in which an Employee is eligible to

     participate in the Plan prior to withholding by the

     Employer including commissions, overtime payments, Elective

     Contributions made to the Plan and any other amounts which the Employee could have elected to receive as cash in the

     current year as taxable income in lieu of a non-taxable

     benefit under a plan which is maintained by the Employer

     pursuant to IRC Section 125.  Compensation shall not

     include bonuses, fringe benefits, other extra ordinary

     compensation and any contributions by the Employer other

     than Elective Contributions as hereinbefore provided to

     this or any other employee benefit program.  Reference

     herein to Compensation with respect to any period of time

     shall mean the total Compensation as defined in the

     preceding sentence of an Employee for such period.

         In no event shall Compensation during a Plan Year

     exceed two hundred thousand dollars ($200,000) or such

     larger amount as may be determined by the Secretary of the

     Treasury pursuant to IRC Section 401(a)(17), provided that the increase determined as of January 1 of a calendar year by the Secretary of the Treasury shall be effective for

     Plan Years beginning in such calendar year.  In determining the Compensation of a Participant for purposes of this

     limit, the rules of IRC Section 414(q)(6) shall apply,

     except in applying such rules, the term "family" shall

     include only the spouse of the Participant and any lineal

     descendants of the Participant who have not attained age

     nineteen (19) before the close of the year.  If, as a

     result of the application of such rules, the adjusted two

     hundred thousand dollar ($200,000) limit is exceeded, then the limitation shall be prorated among the affected

     individuals in proportion to each such individual's

     Compensation as determined under this Section prior to the application of the limit.

         For Plan Years beginning on or after January 1, 1994,

     Compensation shall not exceed one hundred fifty throusand

     dollars ($150,000), as adjusted by the Secretary for

     increases in the cost of living in accordance with IRC

     Section 401(a)(17)(b) and for Plan Years beginning after

     December 31, 1993 such adjustment for inflation after 1994 by the Secretary shall be done at the same time and in the same manner as under IRC Code Section 415(d), except that

     the base period for purposes of IRC Section 415(d)(1)(A)

     shall be the calendar quarter beginning October 1, 1993.

     The cost of living adjustment in effect for a calendar year applies to any period, not to exceed twelve (12) months,

     over which Compensation is determined beginning in such

     calendar year.  If a period consists of fewer than twelve

     (12) months, then the limit will be multiplied by a

     fraction, the numerator of which is the number of months in the short period and the denominator of which is twelve

     (12).  If Compensation for any prior period is taken into

     account in determining benefits under the Plan in the

     current Plan Year, the Compensation for that period shall

     be subject to the one hundred fifty thousand dollar

     ($150,000) limit, as adjusted.

1.07 Contract means an immediate participation

     group annuity contract or contracts or any other type of

     annuity contract or contracts issued by an Insurance

     Company to effect the purposes of the Plan.

1.08 Contributions means payments as provided

     herein by the Employer and/or the Participants or Employees for the purpose of providing the benefits under this Plan.

1.09 Corporation means Hilb, Rogal and Hamilton

     Company, a Virginia corporation, or any successor thereto.

     The Corporation is the sponsor,  named Fiduciary and

     administrator of the Plan for purposes of ERISA as it

     relates to the employees of each Employer.

1.10 Credited Service means as of any date the sum of past

     Credited Service, if any, under Section 1.10(a) and

     future Credited Service under Section 1.10(b), subject

     to Section 1.10(c), if applicable.

     1.10(a)Past Credited Service shall be granted in

             accordance with the following:

             1.10(a)(i)Employees who were participants in a

                        Prior Profit Sharing Plan or Prior

                        Pension Plan on December 31, 1982, shall

                        be granted past service credit.  Past

                        service shall be determined in

                        accordance with the applicable Prior

                        Profit Sharing Plan or Prior Pension

                        Plan under which the Employee was

                        covered assuming such coverage through

                        the end of the plan year which commenced

                        in 1982.

             1.10(a)(ii)If an Employee

                        was employed on December 31, 1982, by an

                        Employer maintaining a Prior Profit

                        Sharing Plan or Prior Pension Plan but

                        was not a participant in such Prior

                        Profit Sharing Plan or Prior Pension

                        Plan, he shall receive credit for past

                        service.  Past service shall mean the

                        number of years and months of continuous

                        employment by such Employer of an

                        Employee from his most recent hiring

                        date prior to January 1, 1983, until

                        December 31, 1982, rounded up to the

                        next full year.

           1.10(a)(iii) If an Employee was employed by Insurance Management

                        Corporation of South Florida, Insurance

                        Management Corporation of Tampa Bay,

                        Insurance Management Corporation of

                        Tidewater, Percy H. Goodwin Insurance

                        Services or Underwood-Dawson on December

                        31, 1982, he shall receive credit for

                        past service.  Past service for any such

                        Employee shall mean the number of years

                        and months of continuous employment by

                        such Employer of an Employee from his

                        most recent hiring date prior to January

                        1, 1983, until December 31, 1982,

                        rounded up to the next full year.

     1.10(b)For periods commencing on or after January 1, 1983,

             an Employee shall receive Credited Service for the

             total number of Plan Years during which he has been

             credited with one thousand (1,000) Hours of Service

             during the period of time commencing on the later

             of (i) January 1, 1983, or (ii) if Section 1.10(c)

             is applicable, the first day of a Plan Year

             coincident with or immediately preceding the

             applicable reemployment date.

     1.10(c)If a terminated Participant whose vested benefit

             under Section 5.07 is zero at his date of

             termination is subsequently reemployed and again

             becomes a Participant, his Credited Service shall

             not include any periods of employment prior to his

             reemployment if the Participant's consecutive One

             Year Breaks in Service as of his reemployment date

             equals or exceeds the greater of (i) five (5)

             consecutive One Year Breaks in Service or (ii) the

             Participant's Credited Service as of his

             termination date.  However, the provisions of

             Section 1.10(c)(i) shall only apply to Employees

             actively participating in the Plan for periods on

             and after the first day of the Plan Year following

             December 31, 1984.

         For purposes of determining the vested percentage in

     Section 5.07:

     1.10(d)Periods of employment with an Affiliate which would have constituted Credited Service had the Employee

             been employed by the Employer shall be included as

             if such periods had been performed for the

             Employer; and

     1.10(e)Periods of employment with the Employer other than

             as an Employee which would have constituted

             Credited Service had the Employee been employed as

             an Employee shall be included as if such periods

             had been performed as an Employee.

         If an Employee is simultaneously in the employ of more

     than one Employer or is transferred from the employment of one Employer to the employment of another Employer, the

     number of Hours of Service completed during any twelve (12)

     consecutive month period shall be the sum of the number of

     Hours of Service completed for all Employers during such

     period.

1.11 Current Balance as used in regard to a

     Participant's Individual Account and Deductible Account or

     stipulated portion thereof, means, as of any date:

     1.11(a)The Participant's Individual Account balance or

             stipulated portion thereof as of the last Valuation

             Date minus any distributions or Forfeitures from

             such Individual Account occurring since the last

             Valuation Date plus any Elective Contributions made

             on behalf of a Participant and any Rollover

             Contributions made to the Plan subsequent to the

             last Valuation Date.

     1.11(b)The market value of the Participant's Deductible

             Account as of the last Valuation Date, minus any

             distributions or withdrawals from his Deductible

             Account occurring since the last Valuation Date.

1.12 Deductible Account means the detailed record kept of

     the amount held on behalf of Participants attributable to

     Deductible Contributions previously made to the Plan pursuant to

     Section 3.13 and the Participant's proportionate share of

     the Adjustment attributable to his Deductible Account.

1.13 Deductible Contributions means payments made previously to the Fund by an Employee pursuant to Section 3.13 for periods through

     December 31, 1986.

1.14 Defined Benefit Plan means a plan established and qualified under IRC Section 401 or 403, except to the extent it is, or is treated as, a Defined Contribution Plan.

1.15 Defined Contribution Plan means a plan established and qualified under IRC Section 401 or 403, which provides for an

     individual account for each participant therein and for

     benefits based solely on the amount contributed to each

     participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be

     allocated to such accounts.

1.16 Delayed Retirement Date means the first day of the month coinciding with or next following the Participant's date of termination of employment after his Normal Retirement Date.

1,17 Disability Retirement Date means the first day of the month coinciding with or next following the date the Participant is

     determined to be Totally and Permanently Disabled.

1.18 Early Retirement Date means the first day of the month

     coinciding with or next following the Participant's date

     of termination of employment prior to his Normal Retirement

     Date provided that the Participant has attained the age of fifty-five (55) and completed at least ten (10) years of Credited

     Service.  Notwithstanding the preceding, if a participant

     who was covered under the provisions of the Meuche, Hickman and Snow Agency, Inc. Employee Profit Sharing Trust had

     attained the age of fifty-five (55) as of December 21,

     1983, the date the Plan as amended and restated effective

     January 1, 1983, was adopted, his Early Retirement Date

     shall be the first day of the month following his

     attainment of age fifty-five (55).

1.19 Effective Date means for this amended and

     restated Plan January 1, 1983, or such later date as of

     which an Employer adopts the Plan for its Employees.

1.20 Elective Account means that portion of a Participant's

     Individual Account attributable to the Elective Contributions allocated to such Participant under Section 3.02 and the Participant's proportionate share of the Adjustment attributable to his

     Elective Account.

1.21 Elective Contributions means Contributions made by an Employer pursuant to Section 3.01.

1.22 Employee means any person employed by the

     Employer including officers, any director who is active in the business of the Employer in a capacity other than as

     director only and any person considered a leased employee.

     A leased employee is a person other than an Employee of the

     Employer who pursuant to an agreement between the Employer and any other person (leasing organization) has performed

     services for the Employer  or for the Employer and related persons, determined in accordance with IRC Section

     414(n)(6), on a substantially full time basis for a period of at least one year, and such services are of a type

     historically performed by employees in the business field

     of the Employer.  Contributions or benefits provided a

     leased employee by the leasing organization attributable to services performed for the Employer shall be treated as

     provided by the Employer.  A leased employee shall not be

     considered an Employee if the leasing organization provides a non-integrated money purchase pension plan which provides for a ten percent (10%) contribution rate, immediate

     vesting and participation and if leased employees

     constitute less than twenty percent (20%) of the Employer's non-highly compensated workforce.

1.23 Employer means, collectively or individually

     as the context may indicate, the Corporation and any other organization which (a) is a member of the same controlled

     group of organizations as the Corporation, as defined in

     IRC Sections 414(b), (c), (m) and (o), (b) the Board has

     authorized to adopt the Plan and (c) by taking appropriate action has adopted the Plan and become signatory to the

     Trust Agreement, or any successor to one or more of such

     entities.

1.24 Employer Contribution Account means that portion of a Participant's

     Individual Account attributable to the Employer

     Contributions allocated to such Participant pursuant to

     Section 3.06 and the Participant's proportionate share of

     the Adjustment attributable to his Employer Contribution

     Account.

1.25 Employer Contribution means Contributions made to the Fund by an

     Employer pursuant to Section 3.05.

1.26 ERISA means the Employee Retirement Income

     Security Act of 1974, as amended.  Any reference to any

     Section of ERISA shall be deemed to include any applicable regulations pertaining to such Section.

1.27 Fiduciary means the Corporation, Employer,

     Trustee, Plan Administrator and any individual,

     corporation, firm or other entity which assumes, in

     accordance with Article VIII, responsibilities of the

     Corporation, Employer, Trustee or Plan Administrator

     respecting management of the Plan or the disposition of its assets.

1.28 Forfeiture means any amount held upon the

     termination of employment of a Participant which he is not entitled to receive as a distribution in accordance with

     the terms of Section 5.07.

1.29 Fund means the trust fund and contract fund or funds

     created in accordance with Article VII.

1.30 Highly Compensated Employee means:

     1.30(a)Any employee who during the Plan Year or preceding

             twelve month (12) period meets one of the following

             criteria --

               (i) was at any time a Five Percent (5%) Owner of

                   the Employer or Affiliate;

              (ii)received Maximum Compensation from the

                   Employer or Affiliate in excess of seventy-

                   five thousand dollars ($75,000) (or such

                   larger amount as may be determined by the

                   Secretary of Treasury);

             (iii)received Maximum Compensation from the

                   Employer or Affiliate in excess of fifty

                   thousand dollars ($50,000) (or such larger

                   amount as may be determined by the Secretary

                   of Treasury) and was in the top-paid group

                   consisting of the top twenty percent (20%) of

                   the employees (considering all employees of

                   the Employer or Affiliate) when ranked on the

                   basis of Maximum Compensation during such

                   Plan Year; or

              (iv)was at any time an officer and received

                   Maximum Compensation greater than fifty

                   percent (50%) of the amount in effect under

                   IRC Section 415(b)(1)(A) for such Plan Year.

                   If, for any Plan Year, no officer of the

                   Employer or Affiliate is identified pursuant

                   to this Section, the highest paid officer of

                   the Employer or Affiliate for such Plan Year

                   shall be treated as a Highly Compensated

                   Employee.  No more than fifty (50) employees

                   or, if lesser, the greater of three (3)

                   employees or ten percent (10%) of the

                   employees, shall be treated as officers.

                An employee shall be considered a Highly

             Compensated Employee for purposes of Section

             1.30(a)(i) if he was a Five Percent (5%) Owner of

             the Employer or Affiliate in the Plan Year of

             determination or the preceding Plan Year.  An

             employee shall not be considered a Highly

             Compensated Employee for purposes of Sections

             1.30(a)(ii), 1.30(a)(iii) and 1.30(a)(iv) if he was

             a Highly Compensated Employee in the current Plan

             Year but was not a Highly Compensated Employee in

             the preceding Plan Year unless such employee is a

             member of the group consisting of the one hundred

             (100) employees paid the greatest Maximum

             Compensation by the Employer or an Affiliate during

             the Plan Year for which such determination is being

             made.

                If an employee is a Family Member of another

             employee who is (i) a Five Percent (5%) Owner of

             the Employer or Affiliate, or (ii) one (1) of the

             top ten (10) highest paid employees of the Employer

             or Affiliate in the current or preceding Plan Year,

             the Maximum Compensation paid to and Contributions

             made on behalf of such Family Member shall be

             deemed to have been made on behalf of such

             employee.  In calculating the Maximum Compensation

             paid to such Family Member, the Maximum

             Compensation of the Employee, the Employee's spouse

             and any lineal descendants under the age of

             nineteen (19) shall be limited to two hundred

             thousand dollars ($200,000), as adjusted by the

             Secretary of Treasury.

               For Plan Years beginning on or after January 1,

             1994, Maximum Compensation shall not exceed one

             huundred fifty throusand dollars ($150,000), as

             adjusted by the Secretary for increases in the cost

             of living in accordance with IRC Section

             401(a)(17)(b) and for Plan Years beginning after

             December 31, 1993 such adjustment for inflation

             after 1994 by the Secretary shall be done at the

             same time and in the same manner as under IRC

             Section 415(d), except that the base period for

             purposes of IRC Section 415(d)(1)(A) shall be the

             calendar quarter beginning October 1, 1993.  The

             cost of living adjustment in effect for a calendar

             year applies to any period, not to exceed twelve

             (12) months, over which Maximum Compensation is

             determined beginning in such calendar year.  If a

             period consists of fewer than twelve (12) months,

             then the limit will be multiplied by a fraction,

             the numerator of which is the number of months in

             the short period and the denominator of which is

             twelve (12).  If Maximum Compensation for any prior

             period is taken into account in determining

             benefits under the Plan in the current Plan Year,

             the Maximum Compensation for that period shall be

             subject to the one hundred fifty thousand dollar

             ($150,000) limit, as adjusted.

                Any former employee shall be treated as a Highly

             Compensated Employee if such employee was a Highly

             Compensated Employee (i) when he terminated

             employment, or (ii) in any year following

             attainment of age fifty-five (55).  In addition, an

             employee who works only a de minimis amount of

             service may be considered a Highly Compensated

             Employee.

     1.30(b)The following employees shall be excluded for

             purposes of determining who is in the top-paid

             group under Section 1.30(a)(iii):

               (i) employees who have not completed six (6)

                   months of service;

              (ii)employees who normally work less than

                   seventeen and one-half (17 1/2) hours per

                   week;

             (iii)employees who normally work not more than six

                   (6) months during any year;

              (iv)employees who have not attained age twenty-

                   one (21);

               (v) except to the extent provided in regulations,

                   employees who are included in a collective

                   bargaining agreement between employee

                   representatives and an Employer or Affiliate;

                   and

              (vi)employees who are nonresident aliens and who

                   receive no earned income [within the meaning

                   of IRC Section 911(d)(2)] from an Employer or

                   Affiliate which constitutes income from

                   sources within the United States [within the

                   meaning of IRC Section 861(a)(3)].

     1.30(c)For purposes of this Section and Sections 4.01 and

             4.02, the following definitions shall apply:

               (i) The term "Family Member" as used herein shall

                   mean with respect to any employee, such

                   employee's spouse and lineal ascendants or

                   descendants and the spouses of such lineal

                   ascendants or descendants.

              (ii)The term "Five Percent (5%) Owner" shall have

                   the same meaning as specified in IRC Section

                   416(i).

     1.30(d)The determination of Maximum Compensation for

             purposes of determining who is a Highly Compensated

             Employee shall be made without regard to IRC

             Sections 125, 402(a)(8), and 402(h)(1)(B), and in

             the case of contributions by the Employer made

             pursuant to a salary reduction agreement, without

             regard to IRC Section 403(b).

1.31 Hours of Service means the sum of:

     1.31(a)Each hour for which an employee is paid or entitled to payment for the performance of duties for the

             Employer during the applicable computation period.

     1.31(b)Each hour for which an employee is paid or entitled to payment by the Employer on account of a period

             of time during which no duties are performed

             (irrespective of whether the employment

             relationship has terminated) due to vacation,

             holiday, illness, incapacity (including

             disability), layoff, jury duty or leave of absence.

             However, the determination of hours under this

             Section 1.31(b) shall be subject to the following

             restrictions:

               (i) No more than five hundred one (501) hours

                   shall be credited to an employee during any

                   single continuous period during which the

                   employee performs no duties (whether or not

                   such period occurs in a single computation

                   period).

              (ii)No hours shall be credited to an employee if

                   payment is made or due under a plan

                   maintained solely for the purpose of

                   complying with applicable workers'

                   compensation, unemployment or disability

                   insurance laws.

             (iii)Hours shall not be credited for a payment

                   which solely reimburses an employee for

                   medical or medically related expenses

                   incurred by the employee.

     1.31(c)Each hour for which an employee is paid or entitled to payment by the Employer on account of a period

             of time during which no duties are performed due to

             military duty and any other periods in which an

             employee was not paid or entitled to payment and

             presumably would have performed services for the

             Employer but for the fact that the employee was on

             a military leave of absence for service in the

             armed forces of the United States of America,

             provided that the employee entered such service

             directly from the employ of the Employer and was

             discharged from such service and reemployed by the

             Employer within the period during which his

             employment rights as a veteran are protected by

             law.

     1.31(d)Each hour for which back pay, irrespective of

             mitigation of damages, is either awarded or agreed

             to by the Employer; provided, that the same hours

             shall not be credited under Section 1.31(a),

             Section 1.31(b), or Section 1.31(c), as the case

             may be, and under this Section 1.31(d).

         Hours of Service shall not include any period during

     which the Employee was employed by a predecessor of the

     Employer, unless the predecessor's organization maintained the Plan or a predecessor plan or credit for such period of employment is otherwise granted under the provisions of the

     Plan.

         Hours of Service under Sections 1.31(a), 1.31(c) and

     1.31(d) shall be determined from the Employer records.

     Hours of Service under Section 1.31(b) shall be determined in accordance with Department of Labor Regulation Section

     2530.200b-2.  Hours of Service hereunder shall be credited to the appropriate computation period in accordance with

     Department of Labor Regulation Section 2530.200b-2(c).

         Notwithstanding anything herein to the contrary,

     nothing in this Section 1.31 shall be construed to alter,

     amend, modify, invalidate, impair or supersede any law of

     the United States or any rule or regulation issued under

     any such law.

1.32 Individual Account means the detailed record kept of the amounts credited or charged to each individual in accordance with

     the terms of the Plan.  An Individual Account is

     established for each Participant and is comprised of an

     Employer Contribution Account, a Matching Account, an

     Elective Account, a Salary Reduction Contribution Account,

     a Voluntary Employee Contribution Account, a Pension

     Rollover Account or Prior Profit Sharing Plan Account, if

     applicable, a Restricted Rollover Account and a Non-

     Restricted Rollover Account.

1.33 Insurance Company means any life insurance company or companies licensed to do business in the Commonwealth of Virginia with which the

     Employer has entered into a Contract or Contracts for the

     purposes of providing benefits under the Plan or to invest

     Contributions thereunder.

1.34 Investment Fund means an Investment Fund

     as described in Article VII.

1.35 IRC means the Internal Revenue Code of 1986, as

     amended.  Any reference to any section of the IRC shall be deemed to include any applicable regulations and rulings

     pertaining to such section and also shall be deemed a

     reference to comparable provisions of future laws.

1.36 Limitation Year means the twelve (12) month period

     commencing on January 1 and ending on December 31.

1.37 Matching Account means that portion of Individual Account attributable to the Matching Contributions allocated to

     such Participant pursuant to Section 3.04 and the Participant's proportionate share of the Adjustment attributable to his

     Matching Account and Forfeitures allocated to such

     Participant pursuant to Section 3.18(b).

1.38 Matching Contributions means Contributions made by an Employer pursuant to Section 3.03.

1.39 Maximum Compensation means a Participant's earned income, wages,

     salaries, fees for professional services and other amounts received for personal services actually rendered in the

     course of employment with an Employer maintaining the Plan

     (including, but not limited to, commissions paid salesmen,

     compensation for services on the basis of a percentage of

     profits, commissions on insurance premiums, tips, bonuses,

     fringe benefits, reimbursements and expense allowances) and excluding the following:

     1.39(a)Employer contributions to a plan of deferred

             compensation to the extent contributions are not

             included in the gross income of the Employee for

             the taxable year in which contributed, or on behalf

             of an Employee to a simplified employee pension

             plan to the extent such contributions are

             deductible under IRC Section 404(h), and any

             distributions from a plan of deferred compensation

             whether or not includable in the gross income of

             the Employee when distributed.

     1.39(b)Amounts realized from the exercise of a non-

             qualified stock option, or when restricted stock

             (or property) held by an Employee becomes freely

             transferable or is no longer subject to a

             substantial risk of forfeiture;

     1.39(c)Amounts realized from the sale, exchange or other

             disposition of stock acquired under a qualified

             stock option; and

     1.39(d)Other amounts which receive special tax benefits,

             or contributions made by an Employer (whether or

             not under a salary reduction agreement) towards the

             purchase of an IRC Section 403(b) annuity contract

             (whether or not the contributions are excludable

             from the gross income of the Employee).

         Maximum Compensation for any Limitation Year is the

     compensation actually paid or includable in gross income

     during such year.  For Limitation Years commencing on and

     after January 1, 1989, Maximum Compensation shall be

     limited to two hundred thousand dollars ($200,000) or such larger amount as may be determined by the Secretary of the

     Treasury, pursuant to IRC Section 401(a)(17).

         For Plan Years beginning on or after January 1, 1994,

     Maximum Compensation shall not exceed one huundred fifty

     throusand dollars ($150,000), as adjusted by the Secretary for increases in the cost of living in accordance with IRC

     Section 401(a)(17)(b) and for Plan Years beginning after

     December 31, 1993 such adjustment for inflation after 1994 by the Secretary shall be done at the same time and in the same manner as under IRC Code Section 415(d), except that

     the base period for purposes of IRC Section 415(d)(1)(A)

     shall be the calendar quarter beginning October 1, 1993.

     The cost of living adjustment in effect for a calendar year applies to any period, not to exceed twelve (12) months,

     over which Maximum Compensation is determined beginning in such calendar year.  If a period consists of fewer than

     twelve (12) months, then the limit will be multiplied by a fraction, the numerator of which is the number of months in the short period and the denominator of which is twelve

     (12).  If Maximum Compensation for any prior period is

     taken into account in determining benefits under the Plan

     in the current Plan Year, the Maximum Compensation for that period shall be subject to the one hundred fifty thousand

     dollar ($150,000) limit, as adjusted.

         Maximum Compensation for purposes of determining who is

     a Key Employee shall include Sections 1.39(a) and 1.39(d).

         This definition shall be interpreted consistent with

     IRC Section 415.  Further, such law and regulations shall

     be controlling in all determinations under this definition,

     inclusive of any provisions and requirements stated

     thereunder but hereinabove absent.

1.40 Net Earnings means for any Plan Year the

     Employer's net income or surplus for such year determined

     by the Employer upon the basis of its books of account for tax purposes or in accordance with generally accepted

     accounting principles without any deduction for taxes based upon income, if any, or for Contributions made by the

     Employer under this Plan.

1.41 Nondiscrimination Compensation means, for each Participant,

     that portion of his total compensation for the Plan Year or for the period of time during the Plan Year during which a

     Participant is eligible to participate in the Plan which

     would be nondiscriminatory within the meaning of IRC

     Section 414(s) and the regulations issued thereunder.  The

     Plan Administrator shall determine the Nondiscrimination

     Compensation of each Participant from year to year and such determination shall be made consistently among all

     Participants to the extent required by IRC Section 414(s)

     and the regulations issued thereunder.

1.42 Non-Highly Compensated Employee Compensated Employee means any

     Employee who is not a Highly Compensated Employee.

1.43 Non-Restricted Rollover Account means the portion of the Individual

     Account established on behalf of an Employee to hold the

     amount he elects to rollover into this Plan that is not

     subject to the restrictions of IRC Section 401(k) and the

     proportionate share of the Adjustment attributable to the

     Non-Restricted Rollover Account.  A Non-Restricted Rollover

     Account shall be established for an Employee who elects to make a Rollover Contribution to this Plan which is not

     subject to the restrictions of IRC Section 401(k) and shall become a part of the Fund held pursuant to the provisions

     of this Plan.  All amounts held in the Non-Restricted

     Rollover Account shall at all times be one hundred percent

     (100%) vested.

1.44 Normal Retirement Age means age sixty-five (65).  Notwithstanding the preceding, if a Participant was covered under the

     provisions of The Jackson Agency Profit Sharing Plan as of

     December 21, 1983, the date the Plan as amended and

     restated effective January 1, 1983, was adopted, Normal

     Retirement Age means age sixty (60).

1.45 Normal Retirement Date means the first day of the month coinciding with or next following the date on which a Participant attains his

     Normal Retirement Age.

1.46 One Year Break in Service means a Plan Year during which a terminated

     Employee has not completed more than five hundred (500)

     Hours of Service.

         For Plan Years commencing on or after January 1, 1985,

     and to the extent not already credited, Hours of Service

     shall be credited solely for purposes of determining

     whether a One Year Break in Service has occurred with

     respect to an Employee who is absent from work regardless

     of whether the Employee is paid for such absence:

     1.46(a)By reason of the pregnancy of the Employee;

     1.46(b)By reason of the birth of a child of the Employee;

     1.46(c)By reason of the placement of a child with the

             Employee in connection with the adoption of such

             child by such Employee; or

     1.46(d)For purposes of caring for such child for a period

             beginning immediately following such birth or

             placement.

     Hours of Service to be credited for such purpose shall be

         (i) the Hours of Service which otherwise normally would

             have been credited to such Employee but for such

             absence, or

         (ii)in any case in which the Plan Administrator is

             unable to determine the hours in (i), eight (8)

             Hours of Service per normal workday of absence.

     The total number of hours treated as Hours of Service by

     reason of any such pregnancy, birth or placement shall not exceed five hundred one (501) hours.  The hours in items

     (i) and (ii) shall be treated as Hours of Service hereunder

         (iii)only in the Plan Year in which the absence from

               work begins, if an Employee would be prevented

               from incurring a One Year Break in Service in such

               Plan Year solely because the period of absence is

               treated as Hours of Service as provided in

               Sections 1.46(a), 1.46(b), 1.46(c) or 1.46(d); or

         (iv)  in any other case, in the immediately following

               Plan Year.

         Further, the Plan Administrator may request that the

     Employee furnish any information the Plan Administrator may require to establish that the absence is for the reasons

     hereinbefore provided and the number of days for which

     there was such an absence.  If such information is not

     submitted in a timely manner, no Hours of Service shall be credited for the absence.

1.47 Participant means any Employee who becomes a

     Participant as provided in Article II.

1.48 Pension Rollover Account means the portion of the Individual Account established on behalf of an employee who was a participant in a Prior Pension Plan to hold the amount he elected to

     rollover into this Plan as a result of the termination of

     such Prior Pension Plans, effective as of July 31, 1983, in accordance with the provisions of such plans and the

     proportionate share of the Adjustment attributable to the

     Pension Rollover Account.  A Pension Rollover Account was

     established for a participant covered under the provisions of said plans who elected to rollover such amounts to this

     Plan and became a part of the Fund held pursuant to the

     provisions of this Plan.  For purposes of this Plan, a

     Participant's Pension Rollover Account shall not include

     any voluntary contributions made to the applicable Prior

     Pension Plan.  Any voluntary contribution in any such plan and any interest thereon if transferred to this Plan shall be maintained in the Employee's Voluntary Employee

     Contribution Account.  All amounts held in a Participant's

     Pension Rollover Account shall at all times be one hundred percent (100%) vested.

1.49 Plan means the Hilb, Rogal and Hamilton Company

     Profit Sharing Savings Plan, as contained herein or as

     amended.

1.50 Plan Administrator means the individual or individuals appointed by the Corporation to carry out the day to day

     administration of the Plan as provided in Article VIII.  If a Plan Administrator has not been appointed, or resigns

     from a prior appointment, the Corporation shall be deemed

     to be the Plan Administrator.

1.51 Plan Year means each twelve (12) month period beginning on

     January 1 and ending on December 31.

1.52 Prior Pension Plan means the following plans:

     (a)Rogal Company, Inc. Pension Plan and Trust

     (b)Insurance Management Center, Inc. (formerly known as
         LaBonne, Jones-Mulvihill, Inc.) Pension Trust

1.53 Prior Profit Sharing Plan means the following plans:

     (a)Meuche, Hickman and Snow Agency, Inc. Employee Profit
         Sharing Trust

     (b)Leide Associates Profit Sharing Plan and Trust

     (c)Baumhauer-Croom Insurance Employees' Profit Sharing
         Retirement Plan and Trust Agreement

     (d)The Jackson Agency Profit Sharing Plan

     (e)Insurance Management Corporation of Charlottesville
         Employees' Profit Sharing Plan and Trust

     (f)Hamilton and Shackelford, Inc. Profit Sharing Plan and
         Trust

     (g)Mutual Insurers Incorporated Profit Sharing Trust

     (h)Hilb, Rogal and Hamilton Profit Sharing Plan and Trust

     (i)The Herndon, Iles and Scott, Inc. Split Funded Money
         Purchase Pension Plan

1.54 Prior Profit Sharing Plan Account means the portion

     of the Individual Account established on behalf of

     an employee who was a participant in any of the Prior

     Profit Sharing Plans to hold the amount attributable

     to his account balance as of the last day of the

     applicable plan year which began in 1982, in accordance

     with the provisions of such plans and the proportionate

     share of the Adjustment attributable to the Prior Profit

     Sharing Plan Account.  A Prior Profit

     Sharing Plan Account was established for any participant

     covered under the provisions of said plans and became a

     part of the Fund held pursuant to the provisions of this

     Plan.  For purposes of this Plan, a Participant's Prior

     Profit Sharing Plan Account shall not include any voluntary contributions made to such plans.  Any voluntary

     contribution in such plan and any interest thereon if

     transferred to this Plan shall be maintained in the

     Employee's Voluntary Employee Contribution Account.  All

     amounts held in the Prior Profit Sharing Plan Account shall at all times be one hundred percent (100%) vested.

1.55 Restricted Rollover Account means the portion of the Individual

     Account established to hold the amounts he elects to

     rollover into this Plan that are subject to the

     restrictions of IRC Section 401(k) and the proportionate

     share of the Adjustment of the Fund attributable to the

     Restricted Rollover Account.  A Restricted Rollover Account

     shall be established for an Employee who elects to make a

     Rollover Contribution to this Plan which is subject to the restrictions of IRC Section 401(k) and shall become a part of the Fund held pursuant to the provisions of this Plan.

     All amounts held in a Participant's Restricted Rollover

     Account shall at all times be one hundred percent (100%)

     vested.

1.56 Rollover Contributions means Rollover Contributions made to the Fund pursuant to Section 3.15.

1.57 Salary Reduction Contribution Account means that portion of a Participant's Individual Account attributable to

     the Salary Reduction Contribution previously allocated

     to such Participant pursuant to Section 3.10 and the Participant's proportionate share of the Adjustment attributable to the

     Salary Reduction Account.

1.58 Salary Reduction Contributions means Contributions previously made to the Plan by an Employer pursuant to Section 3.09.

1.59 Total and Permanent Disability or Totally and Permanently

     Disabled means the incapacity of a Participant

     by reason of bodily injury or physical or mental disease

     which prevents the Participant from performing his

     customary or other duties with the Employer and will

     continue to prevent the Participant from performing his

     customary or other duties for the remainder of his

     lifetime.  Total and Permanent Disability shall be

     determined by the Plan Administrator in accordance with

     uniform principles consistently applied based on evidence

     that the Participant is eligible for disability benefits

     under the long term disability plan sponsored by the

     Employer but administered by an independent third party.

1.60 Trust Agreement means the agreement

     entered into between the Corporation and the Trustee under

     Article VII.

1.61 Trustee means such individual, individuals or

     financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any

     assets of the Plan for the purpose of providing benefits

     under the Plan and shall include any successor trustee to

     the trustee initially designated thereunder.

1.62 Valuation Date means June 30 and December 31 of each Plan Year,

     as of which dates the Fund shall be valued at fair market value.

     The Plan Administrator may, from time to time, value the Fund as of any other date it deems desirable.

1.63 Voluntary Employee Contribution Account means that portion of a

     Participant's Individual Account attributable to his own

     after-tax Voluntary Employee Contributions previously made to the Plan pursuant to Section 3.07, any voluntary

     contributions previously made to any Prior Profit Sharing

     Plan or Prior Pension Plan and any interest thereon which

     was transferred to this Plan, and the Participant's

     proportionate share of the Adjustment attributable to his

     Voluntary Employee Contribution Account.

1.64 Voluntary Employee Contributions means voluntary after-tax

     Contributions previously made to the Fund by an Employee

     pursuant to Section 3.07.

1.65 Year of Service.65Year of Service means for any Employee a stated twelve (12) consecutive month period during which

     the Employee completed one thousand (1,000) or more Hours

     of Service for the Employer.

         If an Employee is simultaneously in the employ of more

     than one Employer or is transferred from the employment of one Employer to the employment of another Employer, the

     number of Hours of Service completed during any twelve (12)

     month period shall be the sum of the number of Hours of

     Service completed for all Employers during such year.

         For purposes of determining eligibility in Article II:

     1.65(a)Periods of employment with an Affiliate which would have constituted a Year of Service had the Employee

             been employed by the Employer shall be included as

             if such periods had been performed for the

             Employer; and

     1.65(b)Periods of employment with the Employer other than

             as an Employee which would have constituted a Year

             of Service had the Employee been employed as an

             Employee shall be included as if such periods had

             been performed as an Employee.

         Notwithstanding anything contained herein to the

     contrary, effective for periods commencing on and after

     January 1, 1988, employees of employers being purchased by the Corporation, whether through a merger into and existing

     Employer or acquisition as a separate employer, shall

     receive credit for purposes of the eligibility requirement in Section 2.01 for Hours of Service completed with such

     employer prior to its acquisition by the Corporation.



                          ARTICLE II

                 ELIGIBILITY AND PARTICIPATION

2.01 Eligibility - Each person who was a

     Participant on December 31, 1988,  shall continue as a

     Participant after such date, subject to the provisions

     hereinafter contained.

         Each Employee who was not a Participant on December 31,

     1988, and each person who becomes an Employee after such

     date and who is not already a Participant shall

     automatically become a Participant on the January 1 or July

     1 coinciding with or next following the latest of (a)

     January 1, 1989, (b) the Effective Date, (c) the attainment of age twenty-one (21), and (d) the completion of a Year of

     Service subsequent to the date on which he completed his

     first Hour of Service.

         Upon the completion of the first twelve (12) month

     period noted in (d) above, the twelve (12) month period for determining the Year of Service shall be based on Plan

     Years starting with the Plan Year in which occurs the first anniversary of the date on which he completes the

     applicable first Hour of Service.

2.02 Special Eligibility Provision for Acquisitions - Notwithstanding

     anything contained herein to the contrary, in 1989 the

     Corporation acquired The Frankel Company and William K.

     Lieberman & Co., Inc., (either by merger into an existing

     Employer or acquisition as a separate employer) both of

     which maintained qualified plans.  Employees who were

     participants in the qualified plan maintained by The

     Frankel Company and William K. Lieberman & Co. were

     automatically eligible to participate in this Plan as

     follows:

     The Frankel Company                    August 1, 1989
     William K. Lieberman & Co., Inc.     September 1, 1989

         Employees who were not participants of the qualified

     plans maintained by The Frankel Company and William K.

     Lieberman on the above dates became eligible to participate in this Plan in accordance with the provisions of Section

     2.01.

         In 1990, the Corporation acquired Employee Benefits

     Services, Inc., W. L. Dinn & Company, Inc. and C. P. Brown

     & Associates, Inc., (either by merger into an existing

     Employer or acquisition as a separate employer) all of

     which maintained qualified 401(k) plans.  Employees who

     were participants of the qualified 401(k) plans maintained by Employee Benefit Services, Inc., W. L. Dinn & Company,

     Inc. and C. P. Brown & Associates, Inc.. automatically

     became eligible to participate in this Plan as follows:

     Employee Benefit Services, Inc.           October 1, 1990
     W. L. Dinn & Company, Inc.                October 1, 1990
     C. P. Brown & Associates, Inc.            January 1, 1991

         Commencing on and after January 1, 1991, employees of

     companies acquired by the Corporation who whether by merger into an existing Employer or acquisition as a separate

     employer are participants of a qualified plan maintained by the acquired company shall become eligible to participate

     in the Plan as soon as reasonably possible following the

     acquisition.  Any such company and the date of

     participation in this Plan is indicated in Exhibit A.

     Employees of acquired companies who were not participants

     of a qualified plan maintained by the acquired company

     shall be eligible to participate in this Plan in accordance with Section 2.01.

2.03 Eligibility on Reemployment - If an Employee ceases to be a Participant due to his termination of employment and is later reemployed, he shall once again become a Participant upon

     his reemployment date.

2.04  Participation - Each Employee shall automatically become a

     Participant beginning with the date he first becomes eligible.

     Such Participant may then elect, on forms provided by the Plan

     Administrator, to contribute to the Plan in accordance with

     Article III.  If a Participant does not agree to a salary reduction under the provisions of Section 3.01 when initially eligible, he may so elect effective with the January 1 or July 1

     coinciding with or next following the execution of a salary reduction agreement under Section 3.01(a).  Each person who becomes a Participant shall remain a Participant so long as he remains an Employee, or is entitled to future benefits

     under the terms of the Plan.



                         ARTICLE III

          CONTRIBUTIONS AND ALLOCATIONSAND ALLOCATIONS

3.01 Elective Contributions -  A Participant may elect to have Elective

     Contributions made to the Plan on his behalf as follows:

     3.01(a)A Participant shall make such an election by

             entering into a salary reduction agreement with his

             Employer in which it is agreed that the

             Participant's Employer will reduce the

             Participant's Compensation during each pay period

             by a designated percentage and contribute the

             amount so determined, expressed as a percentage of

             Compensation, to the Plan on behalf of the

             Participant.  The designated percentage may be any

             whole percentage between one percent (1%) and

             twelve percent (12%) of the Compensation otherwise

             payable to the Participant during the pay period.

             Such election shall be initially effective on the

             first regular payroll period falling on or after

             July 1, 1987, and thereafter, the payroll period

             falling on or after the January 1 or July 1

             subsequent to the acceptance of such salary

             reduction agreement by the Employer.

             Notwithstanding the preceding, in the case of

             acquisitions as provided in Section 2.02,

             Participants shall be eligible to make salary

             reduction elections as provided in this Section

             3.01 on the first regular payroll period falling on

             and after the date indicated in Section 2.02 and

             thereafter, the payroll period falling on or after

             the January 1 or July 1 subsequent to the

             acceptance of such salary reduction agreement.

                In the absence of any election to enter into a

             salary reduction agreement by the Participant, an

             eligible Employee shall nevertheless be considered

             a Participant hereunder for purposes of Section

             4.01.

     3.01(b)A Participant, by written notice filed with the

             Plan Administrator at least thirty (30) days in

             advance of the effective date of such notice (or

             upon such shorter notice as may be acceptable to

             the Plan Administrator), may elect to prospectively

             revoke a salary reduction agreement.  Any such

             election shall become effective on the first

             payroll period falling on or after such thirty (30)

             day notice period and shall not have any

             retroactive effect.  If Elective Contributions are

             suspended hereunder, a Participant may again sign a

             salary reduction agreement effective on the payroll

             period falling on or after the January 1 or July 1

             following the prior revocation.  Any such election

             shall be made on forms provided by the Plan

             Administrator.

     3.01(c)A Participant, by written notice filed with the

             Plan Administrator at least thirty (30) days in

             advance of the effective date of such notice (or

             upon such shorter notice as may be acceptable to

             the Plan Administrator), may elect to prospectively

             revoke a prior election and make a new election to

             reduce the amount of the Elective Contributions

             being made on his behalf.  Any such election shall

             become effective on the first payroll period

             falling on or after such thirty (30) day notice

             period and shall not have any retroactive effect.

             If a Participant desires thereafter to increase the

             amount of his Elective Contributions, he shall be

             allowed to do so as of the payroll period falling

             on or after any January 1 or July 1 following

             thereafter by filing appropriate written notice to

             the Plan Administrator.  Any such election shall be

             made on forms provided by the Plan Administrator.

     3.01(d)A Participant may prospectively revoke any prior

             election and make a new election by written notice

             filed with the Plan Administrator at least thirty

             (30) days (or upon such shorter notice as may be

             acceptable to the Plan Administrator), prior to

             each January 1 and July 1.  Any such election shall

             become effective on the payroll period falling on

             or after the January 1 or July 1 following such

             thirty (30) day notice period and shall not have

             any retroactive effect.  Any such election shall be

             made on forms provided by the Plan Administrator.

     3.01(e)The Employer shall pay to the Trustee and/or

             Insurance Company such Participant's Elective

             Contributions within a reasonable time following

             the date such Elective Contributions were withheld

             from the Participant's Compensation.

3.02 Allocation of Elective Contributions - A Participant's Elective

     Contributions shall be credited to the Participant's

     Elective Account and shall not be subject to withdrawal,

     except as provided in Article VI.

3.03 Matching Contributions - As of each December 31 Valuation Date,

     subsequent to July 1, 1987, each Employer shall make a

     Matching Contribution to the Fund out of its current or

     accumulated Net Earnings equal to twenty-five percent (25%)

     of the first four percent (4%) of Elective Contributions

     made to the Fund by eligible Participants.  Notwithstanding the preceding, the twenty-five percent (25%) match shall be subject to increase at the discretion of the Board.

3.04 Allocation of Matching Contributions - The Matching Account

     of each Participant who is in the employ of the Employer on the last day of the Plan Year or who is not employed on the

     last day of the Plan Year due to his retirement, death or

     Total and Permanent Disability occurring during such Plan

     Year shall be credited as of each December 31 Valuation

     Date for which the Employer shall make a Matching

     Contribution with his allocable share of the Matching

     Contribution.

3.05 Employer Contributions - For the 1983 Plan Year and each Plan Year thereafter, the Corporation shall contribute an amount

     determined by the Board on behalf of each Employer;

     provided, however, that a minimum Contribution of three

     percent (3%) of Compensation paid to Participants shall be made on behalf of each Employer.  All Contributions made

     hereunder must be made out of current or accumulated Net

     Earnings of the Employer or, in the absence thereof, of the

     Corporation.

         Notwithstanding anything contained herein to the

     contrary, in the event an Employer does not have sufficient

     Net Earnings to make a Contribution hereunder, the

     Contribution may be made by another Employer in accordance with the following provisions.

     3.05(a)The Employer for which the Contribution is made and the Employer making the Contribution are members of

             an affiliated group of corporations as defined in

             IRC Section 1504 and both the Employer making the

             Contribution and the Employer on whose behalf the

             Contribution is being made participate in the Plan.

     3.05(b)The Employer for which the Contribution is made is

             required to make a Contribution to the Plan but is

             prevented from making such Contribution because it

             does not have current or accumulated Net Earnings

             sufficient to make the required Contribution.  To

             the extent that such Employer has any current or

             accumulated Net Earnings, it shall not be

             considered to be prevented from making its required

             Contribution to the Plan.

     3.05(c)Any Contribution made on behalf of another Employer must be made out of the current or accumulated Net

             Earnings of the Employer making the Contribution.

     3.05(d)The amount that is deductible under IRC Section

             404(a)(3)(B) shall be determined by applying the

             rules of IRC Section 404(a)(3)(A) and Internal

             Revenue Service Regulations 1.404(a)-9 and 1.404(a)-

             10(b).

     3.05(e)The allowance of the deduction under IRC Section

             404(a)(3)(B) shall be determined under Internal

             Revenue Service Regulation 1.404(a)-10(c).

3.06 Allocation of Employer Contributions - The Plan Administrator,

     as of the last day of each Plan Year for which the Employer shall make an Employer Contribution pursuant to Section 3.05,

     shall determine for each Participant his share of the

     Employer Contribution.

         Effective for periods commencing on and after January

     1, 1990, the Employer Contribution shall be allocated as of the December 31 Valuation Date only to Participants who (a)

     received Compensation as a Participant from the Employer

     during such Plan Year, (b) completed one thousand (1,000)

     Hours of Service during the Plan Year and (c) are employed on the last day of the Plan Year or who are not employed on the last day of the Plan Year due to retirement, death or

     Total and Permanent Disability occurring since the last

     December 31 Valuation Date.  The allocation shall be made

     to the Employer Contribution Account of each eligible

     Participant in the same proportion that his Compensation as a Participant bears to the total Compensation of all

     eligible Participants for the Plan Year.

         For periods prior to January 1, 1990, the Employer

     Contribution was allocated as of the December 31 Valuation

     Date only to Participants who (a) received Compensation as a Participant from the Employer during the Plan Year and

     (b) completed one thousand (1,000) Hours of Service during the Plan Year.  The allocation was made to the Employer

     Contribution Account of each eligible Participant in the

     same proportion that his Compensation as a Participant bore to the total Compensation of all eligible Participants for the Plan Year.

3.07 Voluntary Employee Contributions - Prior to January 1, 1987, each

     Participant was permitted, but was not required to,

     contribute Voluntary Employee Contributions to the Fund in each Plan Year through the Plan Year ending on December 31,

     1986, during which he was a Participant.  Voluntary

     Employee Contributions were made in accordance with the

     provisions of the Plan as in effect through December 31,

     1986.  Further, it was conclusively presumed that an

     election to make Voluntary Employee Contributions meant

     Voluntary Employee Contributions on a non-deductible basis which were not subject to any restrictions imposed by IRC

     Section 72(o) and 219.

         A Participant's Voluntary Employee Contributions in any

     Plan Year could be an amount which, together with all

     Voluntary Employee Contributions made by such a Participant in prior years, would cause his total contribution to equal but not exceed ten percent (10%) of the aggregate

     Compensation received since becoming a Participant.

         For Plan Years commencing on and after January 1, 1987,

     Voluntary Employee Contributions to the Plan are no longer permitted.

3.08 Allocation of Voluntary Employee Contributions - A

     Participant's Voluntary Employee Contributions previously

     made to the Plan as provided in Section 3.07 were credited to his Voluntary Employee Contribution Account.

3.09 Salary Reduction Contributions - Effective for Plan Years

     commencing on and after January 1, 1985, Salary Reduction

     Contributions as provided in this Section 3.06 were no

     longer be permitted to be made to the Plan.

         Any Participant who received a bonus during a Plan Year

     could elect as of February 1 of each Plan Year to receive

     the entire amount of such payment in cash or elect to have the Employer contribute an amount as hereinafter determined to the Plan.  The amount which was permitted to be

     contributed to the Plan was limited to five and seven-

     tenths percent (5.7%) of the Participant's taxable income

     in the tax year in which such amount would otherwise be

     taxable to the Participant in excess of the "taxable wage

     base".  For purposes of this Section 3.09, "taxable wage

     base" meant the maximum annual amount of earnings as in

     effect on the last day of the applicable Plan Year which

     may be considered wages under IRC Section 3121(a)(1).  Any amount contributed by the Employer to the Plan under this

     Section 3.09 must have been contributed to the Plan within thirty (30) days.  Salary Reduction Contributions under

     this Section 3.09 were conditioned upon satisfying the

     requirement of Internal Revenue Service Regulations

     1.401(k)-1(b)(2)(i) as in effect on December 31, 1984.  To the extent Salary Reduction Contribution (and earnings

     thereon) hereunder did not meet the requirements of IRC

     Section 401(k) as in effect at such time, such Salary

     Reduction Contributions were considered Voluntary Employee

     Contributions and allocated to the Participant's Voluntary

     Employee Contribution Account as of the December 31

     Valuation Date.

3.10 Allocation of Salary Reduction Contributions - Salary

     Reduction Contributions previously made to the Plan as

     provided in Section 3.09 were credited to the Participant's

     Salary Reduction Contribution Account and shall not be

     subject to withdrawal except as provided in Article VI.

3.11 Pension Rollover Contributions - A Participant who was a

     participant of a Prior Pension Plan was permitted

     to transfer to the Fund assets initially distributed

     as a qualifying total distribution [determined pursuant to IRC Section

     402(a)(5)(E)] within sixty (60) days of the date the assets were distributed to the Participant or was permitted to

     direct the trustee of the Prior Pension Plan to transfer to this Plan on the Participant's behalf, any amount which

     would otherwise have been distributed to the Participant as a qualifying total distribution.  The transfer of such

     assets was not permitted to include any assets attributable to contributions made on his behalf under a qualified

     retirement plan while he was an employee within the meaning of IRC Section 401(c)(1).  The Plan Administrator

     determined the rules under which the distribution would be accepted and the procedures to be followed.  Any subsequent distribution of a Participant's Pension Rollover

     Contribution shall be subject to the terms of Article V.

3.12 Allocation of Pension Rollover Contributions - Pension

     Rollover Contributions as provided in Section 3.11 were

     credited at fair market value to the Participant's Pension

     Rollover Account as of the date made and are fully vested

     at all times.  The Participant's Pension Rollover Account

     shares in the Adjustment of the Fund in accordance with

     Section 3.17.

3.13 Deductible Contributions - Effective as of January 1, 1987, no

     Deductible Contributions attributable to periods commencing on or after January 1, 1987, as otherwise provided in this

     Section 3.13 have been permitted or accepted by the Plan.

     Deductible Contributions which were attributable to

     calendar year 1986 were accepted through April 15, 1987.

         Deductible Contributions were made to the Plan on a

     voluntary basis in accordance with the provisions of the

     Plan as in effect through December 31, 1986.  All

     Deductible Contributions were intended to satisfy the

     requirements of IRC Sections 72(o) and 219 as in effect

     through December 31, 1986 and were not permitted to exceed the lesser of one hundred percent (100%) of the

     Participant's Compensation for the Plan Year or two

     thousand dollars ($2,000) in a Plan Year.

3.14 Allocation of Deductible Contributions - Deductible Contributions

     previously made to the Plan as provided in Section 3.13

     were allocated to a Participant's Deductible Account as of the date made and are invested in the Contract.

3.15 Rollover Contributions -  An Employee may transfer to the Fund assets initially distributed as a qualifying total

     distribution [determined pursuant to IRC Section

     402(a)(5)(E)] within sixty (60) days of the date the assets were distributed to the Employee.  Nothing in this Section shall be construed as requiring the transfer of the entire qualifying total distribution and to that end an amount

     less than the entire qualifying total distribution may be

     accepted as a Rollover Contribution.  The transfer of such assets shall not include (a) any assets attributable to

     contributions made on his behalf under a qualified

     retirement plan while he was an employee within the meaning of IRC Section 401(c)(1), (b) any assets representing after-

     tax employee contributions, or (c) any assets which would

     cause this Plan to become a transferee plan pursuant to IRC

     Section 401(a)(11)(B)(iii)(III).  The Plan may accept

     rollover funds transferred from a rollover individual

     retirement account.  Further, it is specifically provided

     that the Trustee of this Plan may receive a transfer of a

     Participant's entire interest in any other qualified

     retirement plan from the trustee of such plan provided such amount would have otherwise qualified as a qualifying total distribution and that such transfer would not cause this

     Plan to be a transferee plan as defined in IRC Section

     401(a)(11)(b)(iii)(III).  The Plan Administrator shall

     determine the rules under which the distribution shall be

     accepted and the procedures to be followed.  Any subsequent distribution of a Rollover Contribution shall be subject to the terms of Article V.  If there is a transfer of assets

     or amounts which are restricted by IRC Section 401(k) from another qualified plan, then such assets shall remain

     subject to such restrictions as if the transfer had not

     occurred.

3.16 Allocation of Rollover Contributions - Rollover Contributions shall be credited a fair market value to the Participant's Non-

     Restricted Rollover Account or Restricted Rollover Account,

     whichever shall be applicable, as of the date made.

     Rollover Contributions share in the Adjustment of the Fund in accordance with Section 3.17.

3.17 Allocation of Adjustment - Except as otherwise specifically provided in this Section 3.17, the Plan Administrator shall determine

     the Adjustment of the Fund for the period elapsed since the last preceding Valuation Date by adding together all income received and accrued, realized and unrealized gains, and

     deducting therefrom all taxes, charges or expenses (unless paid for separately by the Corporation at its discretion,

     outside the confines of this Plan) and any realized or

     realized losses which may have been sustained.  The

     Adjustment shall be allocated as of the Valuation Date as

     hereinafter provided to Individual Accounts in which a

     credit balance is maintained as of the Valuation Date.

         The Adjustment of the Matching Accounts, Employer

     Contribution Accounts, Salary Reduction Contribution

     Accounts, Prior Profit Sharing Plan Accounts, Pension

     Rollover Accounts, Non-Restricted Rollover Accounts and

     Restricted Rollover Accounts of Participants shall be

     prorated and credited or debited, as the case may be, to

     the Matching Account, Employer Contribution Account, Salary

     Reduction Contribution Account, Prior Profit Sharing Plan

     Account, Pension Rollover Account, Non-Restricted Rollover

     Account and Restricted Rollover Account of all such

     Participants as of the Valuation Date, prior to the

     allocation of Employer Contributions and Matching

     Contributions as provided in Section 3.06 and 3.04 and

     Forfeitures as provided in Section 3.18, on the basis of

     the ratio of (a) the Matching Account, Employer

     Contribution Account, Salary Reduction Contribution

     Account, Prior Profit Sharing Plan Account, Pension

     Rollover Account, Non-Restricted Rollover Account and

     Restricted Rollover Account balances as of the preceding

     Valuation Date minus any distributions or Forfeitures from the Matching Account, Employer Contribution Account, Salary

     Reduction Contribution Account, Prior Profit Sharing Plan

     Account, Pension Rollover Account, Non-Restricted Rollover

     Account and Restricted Rollover Account occurring since the preceding Valuation Date plus the Salary Reduction

     Contribution, if any, made subsequent to such Valuation

     Date to (b) the total of all Matching Account, Employer

     Contribution Account, Salary Reduction Contribution

     Account, Prior Profit Sharing Plan Account, Pension

     Rollover Account, Non-Restricted Rollover Account and

     Restricted Account balances as determined in accordance

     with (a) above for the same period.  Rollover Contributions in the initial year made to a Participant's Non-Restricted

     Rollover Account or Restricted Rollover Account shall be

     initially held in a separate protected investment fund held by the trustee until the December 31 Valuation Date

     coinciding with or next following receipt by the Trustee at which time such Rollover Contribution plus the earnings

     from the date of receipt of such Rollover Contribution

     shall be transferred to the Investment Fund as elected by

     the Employee in accordance with Article VII.  Thereafter,

     the Non-Restricted Rollover Account and Restricted Rollover

     Account shall share in the Adjustment of the Fund in

     accordance with the provisions of this Section 3.17.

         Notwithstanding anything contained herein to the

     contrary, the allocation of the Adjustment of the Fund

     related to amounts attributable to the Prior Profit Sharing

     Accounts or Pension Rollover Accounts in the initial year

     that they became a part of the Fund received an Adjustment of the Fund on a pro-rata basis based on the actual period of time that such amounts were in the Fund for the Plan

     Year.

         The Adjustment of the Elective Account shall be

     prorated and credited or debited, as the case may be, to

     the Elective Accounts of all Participants on the Valuation

     Date on the basis of the ratio of (a) the Participant's

     Elective Account balance as of the preceding Valuation Date minus any distributions or withdrawals attributable to the

     Elective Account occurring since the preceding Valuation

     Date plus the one-half (1/2) of Elective Contributions made on behalf of the Participant, if any, subsequent to such

     Valuation Date to (b) the total of all Elective Account

     balances as determined in accordance with (a) above for the same period.

         The allocation of the Adjustment of a Participant's

     Individual Account attributable to his Voluntary Employee

     Contribution Account and to his Deductible Account shall be made by the Insurance Company in accordance with the

     provisions of the Contract.  In the event that more than

     one (1) Contract is in effect under the Plan, the

     allocation of the Adjustment shall be determined by

     aggregating all such Contracts and determining an average

     or blended rate of return for such Contracts with the

     allocation of the Adjustment determined on an equitable

     basis from such average or blended rate.

3.18 Allocation of Forfeitures - The Plan Administrator shall determine the amount of Forfeitures applicable for each Employer as of

     the last day of each Plan Year by adding together all

     amounts relinquished through terminations of employment

     during the Plan Year.  Each Employer's Forfeitures shall be allocated, as of the December 31 Valuation Date in the

     manner hereinafter provided.

     3.18(a)For periods commencing on and after January 1,

             1990, Forfeitures arising from the Employer

             Contribution Accounts shall be allocated to the

             Employer Contribution Accounts of all Participants

             who (i) received Compensation as a Participant

             during such Plan Year, (ii) completed one thousand

             (1,000) Hours of Service during the Plan Year and

             (iii) are employed on the last day of the Plan Year

             or who are not employed on the last day of the Plan

             Year due to retirement, death or Total and

             Permanent Disability occurring since the preceding

             December 31 Valuation Date.  The allocation shall

             be made in the same proportion that the

             Participant's Compensation with respect to the Plan

             Year bears to the total Compensation of all such

             Participants for the Plan Year.

               For periods prior to January 1, 1990, Forfeitures

             arising from the Employer Contribution Accounts

             were allocated to the Employer Contribution

             Accounts of all Participants who (i) received

             Compensation from the Employer as a Participant

             during such Plan Year, and (ii) completed one

             thousand (1,000) Hours of Service during the Plan

             Year.  The allocation was made in the same

             proportion that the Participant's Compensation with

             respect to the Plan Year bore to the total

             Compensation of all such Participants for the Plan

             Year.

     3.18(b)Forfeitures arising from the Matching Accounts

             shall be allocated to the Matching Accounts of all

             Participants (a) who are eligible to receive a

             Matching Contribution and (b) who are employed on

             the last day of the Plan Year or who are not

             employed on the last day of the Plan Year due to

             retirement, death or Total and Permanent Disability

             occurring since the preceding December 31 Valuation

             Date.

               The allocation shall be made in the same manner as

             the Employer's Matching Contribution as provided in

             Section 3.04.

3.19 Equitable Allocations - The Plan Administrator shall establish accounting procedures for the purpose of making

     allocations, valuations and adjustments to Individual

     Accounts and Deductible Accounts.  Should the Plan

     Administrator determine that the strict application of its accounting procedures will not result in an equitable and

     nondiscriminatory allocation among the Individual Accounts and Deductible Accounts, or other circumstances arise which are not covered hereunder, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the

     Plan and the provisions of this Article.

         Further, notwithstanding anything contained herein to

     the contrary, in order to administer the Plan in an

     equitable and nondiscriminatory manner, the Plan

     Administrator may choose an alternate date to value

     Individual Accounts and Deductible Accounts for all

     purposes including distributions from the Plan, transfers

     among Funds within the Plan and any other transactions

     needing a specific Valuation Date, provided such alternate

     Valuation Date is within sixty (60) days after the date the

     Plan would otherwise value Individual Accounts and

     Deductible Accounts.

3.20 Interim Valuation of Fund - Effective for periods through

     December 31, 1989, an interim valuation of the income of

     the Fund could be made as of the end of each calendar

     quarter for which the Employer had not authorized a Valuation

     Date.  The Individual Accounts and Deductible Accounts of

     Participant's who died or became Totally and Permanently

     Disabled since the last Valuation Date were adjusted

     according to the income factor in effect at the date of

     their termination.  The factor was determined based on the actual return of the Fund during such period and assuming

     all Contributions and withdrawals were made mid-period.



                          ARTICLE IV

             LIMITATIONS ON CONTRIBUTIONS, MAXIMUM
        BENEFITS, REQUIRED DISTRIBUTION OF BENEFITS AND
    RESTRICTIONS ON DISTRIBUTIONS OF ELECTIVE CONTRIBUTIONS

4.01 Testing of Elective Contributions - Notwithstanding anything contained herein to the contrary, in each Plan Year commencing on or after January 1, 1987, in which Elective Contributions not in excess of the maximum Annual Additions set forth in IRC

     Section 415 are made to the Plan, such Elective

     Contributions shall be subject to the following tests.  For purposes of these tests, all Elective Contributions made

     under any plans that are aggregated for purposes of IRC

     Sections 401(a)(4) or 410(b) [without regard to IRC Section

     410(b)(2)(A)(ii)] shall be treated as made under a single

     plan of the Employer, and such aggregated plans must

     satisfy IRC Section 401(k) as though they were a single

     plan.  Effective for Plan Years commencing on and after

     January 1, 1990, plans may be aggregated only if they have the same plan year.  Further, all Elective Contributions

     made under the Plan for a Plan Year must relate to

     Compensation either (a) which would have been received by

     the eligible Employee within the Plan Year and which would have been received by the eligible Employee except for the salary reduction agreement  within two and one-half (2 1/1)

     months after the end of the Plan Year.  Elective

     Contributions must be allocated to the Employee's

     Individual Account as of a date which falls within the Plan

     Year, and the allocation may not be made contingent upon

     participation or performance of service after the

     allocation date.  Elective Contributions must be paid to

     the Trustee no later than twelve (12) months after the end of the Plan Year.

         Elective Contributions under this Plan and salary

     reduction contributions under all other cash or deferred

     arrangements of the Employer or Affiliate with plan years

     ending with or within the same calendar year made on behalf of Highly Compensated Employees shall be combined for

     purposes of these tests.  These tests shall apply to the

     Elective Contributions made for the Plan Year as determined as of the end of the Plan Year.

         The Plan Administrator shall establish rules and

     procedures for modifying the election with respect to the

     Highly Compensated Employees to ensure, to the extent

     possible, that either of the tests will be met.

     4.01(a)Upon the application of the tests prior to the end

             of the Plan Year if neither test is met, the Plan

             Administrator may adjust the Highly Compensated

             Employee's election to the extent necessary to meet

             either test.  The adjustment of Elective

             Contributions shall be done in a uniform and

             nondiscriminatory manner.

     4.01(b)Upon the application of the tests at the end of the

             Plan Year if neither test is met, the Plan

             Administrator shall adjust the Elective

             Contributions of the Highly Compensated Employees

             to the extent necessary to meet one of the tests.

             The adjustment of Elective Contributions shall be

             done in descending order by reducing the highest

             deferral percentage for all Highly Compensated

             Employees similarly situated to the next lowest

             percentage, and if additional reduction is

             necessary, to again reduce the highest deferral

             percentage for all Highly Compensated Employees

             similarly situated to the next lowest percentage.

                The amount of the adjustment of Elective

             Contributions, inclusive of earnings or losses,

             necessary to meet either test shall be returned to

             the Highly Compensated Employee within twelve (12)

             months after the end of the Plan Year.  If amounts

             are returned after two and one-half (2 1/2) months

             after the close of the Plan Year, a ten percent

             (10%) excise tax under IRC Section 4979 shall be

             imposed on the Employer maintaining the Plan with

             respect to such amounts.  For purposes of

             determining the earnings or losses on Elective

             Contributions which will be returned to a Highly

             Compensated Employee, such earnings or losses shall

             include the Adjustment attributable to his Elective

             Contributions for the Plan Year during which the

             excess Elective Contributions were made.

                The amount of excess Elective Contributions that

             may be distributed shall be reduced by the amount

             of any excess Elective Contributions previously

             distributed in the Participant's taxable year

             ending with or within the applicable Plan Year.

                It is specifically provided hereunder that any

             Matching Contributions shall be conditioned upon

             permissible Elective Contributions.  Elective

             Contributions shall only be permissible to the

             extent they meet the nondiscrimination tests

             provided herein.  If the nondiscrimination tests

             require the return of excess Elective

             Contributions, the corresponding Matching

             Contributions shall not be made to the Plan.  If

             Matching Contributions have already been made to

             the Plan prior to the time the following tests are

             performed, then such Matching Contributions,

             inclusive of earnings or losses, shall be forfeited

             and used to reduce Contributions by the Employer.

             For purposes of determining the earnings or losses

             of Matching Contributions which will be forfeited

             and used to reduce Contributions by the Employer,

             such earnings or losses shall include the

             Adjustment attributable to such Matching

             Contributions for the Plan Year in which they were

             made.

     4.01(c)The determination of which test shall be met shall

             be based upon the test which requires the

             adjustment of the smallest amount of Elective

             Contributions.

     4.01(d)As of the last day of each Plan Year or more

             frequently as determined by the Plan Administrator,

             all eligible Employees shall be separated into two

             (2) groups -- the Highly Compensated Employee group

             and the Non-Highly Compensated Employee group.

                Only one (1) of the following two (2) tests

             needs to be satisfied for there not to be an

             adjustment to Elective Contributions as provided in

             this Section.

             Test I - The actual deferral percentage for the

             eligible Highly Compensated Employee group is not

             more than the actual deferral percentage of the Non-

             Highly Compensated Employee group multiplied by

             1.25.

             Test II - The excess of the actual deferral

             percentage for the eligible Highly Compensated

             Employee group over the Non-Highly Compensated

             Employee group is not more than two (2) percentage

             points, and the actual deferral percentage for the

             Highly Compensated Employee group is not more than

             the actual deferral percentage of the Non-Highly

             Compensated Employee group multiplied by 2.0.

               For purposes of this Section, actual deferral

             percentage means, with respect to the Highly

             Compensated Employee group and Non-Highly

             Compensated Employee group for a Plan Year the

             average of the ratios, calculated separately for

             each Participant in such group, of (i) the amount

             of Elective Contributions (including excess

             Elective Contributions returned to the Participant

             and excluding Elective Contributions taken into

             account in the actual contribution percentage test,

             provided that the actual deferral percentage test

             is satisfied both with and without the exclusion of

             the Elective Contributions allocated to each

             Participant to (ii) the Participant's

             Nondiscrimination Compensation for the Plan Year.

                For any Plan Year in which an eligible Highly

             Compensated Employee is considered a Five Percent

             (5%) Owner or is one (1) of the ten (10) Highly

             Compensated Employees paid the greatest Maximum

             Compensation during the current or preceding Plan

             Year, the actual deferral percentage must be

             determined in aggregation with eligible "Family

             Member" Employees.  A Family Member of a Highly

             Compensated Employee is the Employee's spouse,

             lineal ascendants or descendants, and the spouses

             of such lineal ascendants or descendants who in the

             aggregate shall be referred to as a "Family Group".

             For Plan Years beginning after December 31, 1988,

             in calculating the combined percentage for the

             Family Group, the Compensation of the Employee, the

             Employee's spouse, and any lineal descendants under

             the age of nineteen (19) shall be limited to two

             hundred thousand dollars ($200,000), as adjusted by

             the Secretary of the Treasury.

     4.01(e)All rules of application with reference to Test I

             and Test II shall be governed by IRC Section 401(k)

             and any rules and regulations issued pursuant

             thereto.

4.02 Testing of Matching Contributions - In each Plan Year commencing on or after January 1, 1987, in which Matching Contributions are made to the Plan, such Matching Contributions shall be

     subject to the following tests.  For purposes of this

     Section 4.02, the term "Matching Contributions" shall

     include any Forfeitures reallocated to Matching Accounts in accordance with Section 3.18(b).  For purposes of these

     tests, all Matching Contributions made under this Plan and all matching contributions made under any plans that are

     aggregated for purposes of IRC Sections or 410(b), without regard to IRC Section 410(b)(2)(A)(ii), shall be treated as made under a single plan of the Employer, and such

     aggregated plans must satisfy IRC Section 401(m) as though they were a single plan.  Effective for Plan Years

     commencing on or after January 1, 1990, plans may be

     aggregated only if they have the same plan year.

         Matching Contributions under this Plan and matching

     contributions under all other plans of the Employer or

     Affiliate with plan years ending with or within the same

     calendar year made on behalf of Highly Compensated

     Employees shall be combined for purposes of these tests.

     These tests shall apply to the Matching Contributions made for the Plan Year as determined as of the end of the Plan

     Year.  The Employer, however, may apply these tests at any other time during the Plan Year.

         The Plan Administrator shall establish rules and

     procedures for modifying the election with respect to the

     Highly Compensated Employees to ensure, to the extent

     possible, that either of the tests will be met.

     4.02(a)Upon the application of the tests prior to the end

             of the Plan Year if neither test is met, the Plan

             Administrator may adjust the Highly Compensated

             Employee's Matching Contributions to the extent

             necessary to meet either test.  The adjustment of

             Matching Contributions shall be done in a uniform

             and nondiscriminatory manner.

     4.02(b)Upon the application of the tests at the end of the

             Plan Year if neither test is met, then Matching

             Contributions, not previously deemed forfeited

             pursuant to Section 4.01, made on behalf of Highly

             Compensated Employees shall be reduced.  The

             adjustment of Matching Contributions shall be done

             in descending order by reducing the highest actual

             contribution percentage for all Highly Compensated

             Employees similarly situated to the next lowest

             percentage, and if additional reduction is

             necessary, to again reduce the highest actual

             contribution percentage for all Highly Compensated

             Employees similarly situated to the next lowest

             percentage.  This process shall be used until one

             of the tests is met.

                After the adjustment and to the extent that

             excess Matching Contributions were not vested, then

             the excess Matching Contributions shall be

             forfeited and used to reduce Contributions by the

             Employer.  To the extent that excess Matching

             Contributions would have been vested under Section

             5.07, then the excess Matching Contributions,

             inclusive of earnings or losses, shall be

             distributed to the Highly Compensated Employee.

             The amount of the adjustment of Matching

             Contributions shall be distributed to the Highly

             Compensated Employee within twelve (12) months

             after the end of the Plan Year.  If amounts are

             distributed after two and one-half (2 1/2) months

             after the close of the Plan Year, a ten percent

             (10%) excise tax under IRC Section 4979 shall be

             imposed on the Employer maintaining the Plan with

             respect to such amounts.

               For purposes of determining the earnings or losses

             on Matching Contributions which will be distributed

             to a Highly Compensated Employee or Matching

             Contributions which will be forfeited and used to

             reduce Contributions of the Employer, such earnings

             or losses shall include the Adjustment attributable

             to such Matching Contributions for the Plan Year

             during which the excess Matching Contributions were

             made.

     4.02(c)The determination of which test shall be met shall

             be based upon the test which requires the

             adjustment of the smallest amount of Matching

             Contributions.

     4.02(d)As of the last day of each Plan Year or more

             frequently as determined by the Plan Administrator,

             all eligible Employees shall be separated into two

             (2) groups -- the Highly Compensated Employee group

             and the Non-Highly Compensated Employee group.

                Only one (1) of the following two (2) tests

             needs to be satisfied for there not to be an

             adjustment as provided in this Section.

             Test I - The actual contribution percentage for the

             eligible Highly Compensated Employee group is not

             more than the actual contribution percentage of the

             Non-Highly Compensated Employee group multiplied by

             1.25.

             Test II - The excess of the actual contribution

             percentage for the eligible Highly Compensated

             Employee group over the Non-Highly Compensated

             Employee group is not more than two (2) percentage

             points, and the actual contribution percentage of

             the Highly Compensated Employee group is not more

             than the actual contribution percentage of the Non-

             Highly Compensated Employee group multiplied by

             2.0.

               For purposes of this Section, actual contributions

             percentage means, with respect to the Highly

             Compensated Employee group and Non-Highly

             Compensated Employee group for a Plan Year, the

             average of the ratios, calculated separately for

             each Participant in such group, of (i) the amount

             of Matching Contributions and Forfeitures of

             Matching Contributions reallocated to Participants

             during the Plan Year (to the extent not taken into

             account in the actual deferral percentage test) and

             including at the election of the Employer Elective

             Contributions, provided the actual deferral

             percentage test is met before the Elective

             Contributions are used in the actual contributions

             percentage test and continues to be met following

             the exclusion of the Elective Contributions that

             are used to meet the actual contribution percentage

             test, allocated to each Participant to (ii) the

             Participant's Nondiscrimination Compensation for

             the Plan Year.

                For any Plan Year in which an eligible Highly

             Compensated Employee is considered a Five Percent

             (5%) Owner or is one (1) of the ten (10) Highly

             Compensated Employees paid the greatest Maximum

             Compensation during current or preceding Plan Year,

             the actual contribution percentage must be

             determined in aggregation with eligible "Family

             Member" Employees.  A Family Member of a Highly

             Compensated Employee is the Employee's spouse,

             lineal ascendants or descendants, and the spouses

             of such lineal ascendants or descendants who in the

             aggregate shall be referred to as a "Family Group".

             For Plan Years beginning after December 31, 1988,

             in calculating the combined percentage for the

             Family Group, the Compensation of the Employee, the

             Employee's spouse, and any lineal descendants under

             the age of nineteen (19) shall be limited to two

             hundred thousand dollars ($200,000), as adjusted by

             the Secretary of the Treasury.

     4.02(e)All rules of application with reference to Test I

             and Test II shall be governed by IRC Section 401(m)

             and any rules and regulations issued thereunder.

4.03 Multiple Use Limitation - Effective for Plan Years beginning after

     December 31, 1988, if the Employer or an Affiliate sponsors one (1) or more qualified plan(s) to which IRC Sections

     401(k) and 401(m) apply, additional rules shall be

     applicable to prevent the multiple use of the alternative

     tests described in IRC Sections 401(k)(3)(A)(ii)(II) and

     401(m)(2)(A)(ii) with respect to any Participant.

         The multiple use of the alternative tests occurs if (i)

     one or more Highly Compensated Employees are eligible to

     participate in a plan subject to IRC Sections 401(k) and

     401(m) and (ii) the sum of the actual deferral percentage

     of the entire group of eligible Highly Compensated

     Employees subject to IRC Section 401(k) and the actual

     contribution percentage of the entire group of eligible

     Highly Compensated Employees under the plan subject to IRC

     Section 401(m) exceeds the "Aggregate Limit".

         The Aggregate Limit is the sum of:

     4.03(a)One hundred twenty-five percent (125%) of the

             greater of (i) the actual deferral percentage of

             the group of Non-Highly Compensated Employees

             eligible under the plan subject to IRC Section

             401(k) for the plan year, or (ii) the actual

             contribution percentage of the group of Non-Highly

             Compensated Employees eligible under the plan

             subject to IRC Section 401(m) for the plan year

             beginning with or within the plan year of the plan

             subject to IRC Section 401(k).

     4.03(b)Two (2) plus the lesser of Section 4.03(a)(i) or

             4.03(a)(ii).  However, in no event shall this

             amount exceed two hundred percent (200%) of the

             lesser of Section 4.03(a)(i) or 4.03(a)(ii).

         Notwithstanding the preceding, the Aggregate Limit

     shall be the sum of the following alternate Aggregate Limit if such alternate Aggregate Limit is greater than the

     Aggregate Limit set forth above.

         The alternate Aggregate Limit is the sum of:

     4.03(c)One hundred twenty-five percent (125%) of the

             lesser of (i) the actual deferral percentage of the

             group of Non-Highly Compensated Employees eligible

             under the plan subject to IRC Section 401(k) for

             the plan year, or (ii) the actual contribution

             percentage of the group of Non-Highly Compensated

             Employees eligible under the plan subject to IRC

             Section 401(m) for the plan year beginning with or

             within the plan year of the plan subject to IRC

             Section 401(k).

     4.03(d)Two (2) plus the greater of Section 4.03(c)(i) or

             4.03(c)(ii).  However, in no event shall this

             amount exceed two hundred percent (200%) of the

             greater of Section 4.03(c)(i) or 4.03(c)(ii).

         If the Aggregate Limit is exceeded, the Employer may

     elect to reduce the actual deferral ratios or the actual

     contribution ratios either for all Highly Compensated

     Employees under the plan(s) or only for those Highly

     Compensated Employees who are eligible in both

     arrangements.

4.04 Maximum Elective Contributions - Notwithstanding anything contained herein to the contrary, Elective Contributions

     contributed pursuant to this Plan during a calendar year shall not exceed seven thousand dollars ($7,000) or such larger

     amount as may be determined by the Secretary of Treasury

     for any Participant in any calendar year.

         If Elective Contributions are made to the Plan, or any

     other plan maintained by an Affiliate, in excess of this

     limit, the excess, inclusive of earnings or losses, shall

     be returned to the Participant by April 15 of the calendar year following the calendar year in which the Elective

     Contributions were made.  For purposes of this Plan, a

     Participant shall be deemed to request such a distributions under Section 1.402(g)-(1)(3) of the regulations under IRC

     Section 401.  Any such excess Elective Contributions shall be distributed on a last in, first out method based on the plan in which the excess Elective Contributions occurred.

     Further, if the Participant notifies the Plan Administrator by March 1 of the calendar year following the calendar year in which Elective Contributions have been made that he has contributed in excess of the seven thousand dollar ($7,000)

     limit (as adjusted) to all plans to which the seven

     thousand dollar ($7,000) limit (as adjusted) applies and

     requests a return of such excess, the Plan Administrator

     shall return the excess inclusive of earnings or losses by

     April 15.

         In the event of the return of the excess Elective

     Contributions, the corresponding Matching Contributions

     shall be forfeited and used to reduce Contributions by the

     Employer.  To this end, the vesting provisions of this Plan applicable to Matching Contributions by the Employer are

     conditioned on Elective Contributions being permissible

     Elective Contributions.  Elective Contributions in excess

     of the seven thousand dollar ($7,000) all source limit (as adjusted) provided for in IRC Section 402(g)(5) are

     specifically prohibited hereunder and, as a result, the

     Employer reserves the right for up to one (1) Plan Year

     following the Plan Year in which Matching Contributions,

     inclusive of earnings or losses, were made to recapture any

     Matching Contributions mistakenly made to the Plan due to

     the Employee exceeding the IRC Section 402(g) limit.

         For purposes of determining the earnings on Elective

     Contributions which will be returned to the Participant and the corresponding earnings or losses on Matching

     Contributions which will be forfeited and used to reduce

     Contributions of the Employer, such earnings or losses

     shall include the Adjustment attributable to such Elective

     Contributions and Matching Contributions for the Plan Year

     during which the excess Elective Contributions and Matching

     Contributions were made.

4.04 Maximum Additions - Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Individual

     Account of a Participant for any Limitation Year commencing on and after January 1, 1983, when combined with any

     similar Annual Additions credited the Participant for the

     same period from another qualified Defined Contribution

     Plan maintained by the Employer or by an Affiliate, shall

     not exceed the lesser of Sections 4.04(a) and 4.04(b)

     following:

     4.04(a)Thirty thousand dollars ($30,000) or, if greater,

             twenty-five percent (25%) of the dollar limitation

             in effect under IRC Section 415(b)(1)(A); and

     4.04(b)Twenty-five percent (25%) of the Participant's

             total non-deferred Maximum Compensation received

             from the Employer for such Plan Year.

         If a Participant is covered by one or more Defined

     Contribution Plans maintained by the Employer or an

     Affiliate, the maximum Annual Additions noted above shall

     be decreased as determined necessary by the Employer, prior to the reduction of such other Defined Contribution Plans,

     to ensure that all such plans will remain qualified under

     the IRC.

         If as of any Valuation Date corrective adjustments in

     the Annual Addition to any Individual Account are required pursuant to this Section, Forfeitures shall be first

     reduced by the amount required to ensure compliance with

     this Section, and then in order, the Employer Contribution

     Account, the Matching Account and then the Elective

     Account.

         If, (a) as result of the allocation of Forfeitures, (b)

     a reasonable error is made in estimating a Participant's

     annual Maximum Compensation, or (c) a reasonable error is

     determining the amount of Elective Contribution within the meaning of IRC Section 401(g)(3) that may be made with

     respect to a Participant under the limitations of IRC

     Section 415, or (d) under other facts and circumstances

     which the Internal Revenue Service finds justify the

     availability of these rules, any amount withheld or taken

     from a Participant's Individual Account hereunder shall be segregated in the Fund in a separate account and applied

     toward the Contribution of the Employer for the next

     Limitation Year.

         Notwithstanding the above, any reduction of a

     Participant's Elective Account shall be returned to the

     Participant.

4.05 Multiple Plan Participation - If a Participant is a participant of a

     Defined Benefit Plan maintained by the Employer or by an

     Affiliate, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation

     Year may not exceed 1.0.

         For purposes of maximum Annual Additions to Defined

     Contribution Plans and maximum annual benefits payable from

     Defined Benefit Plans, all Defined Contribution Plans and

     all Defined Benefit Plans, whether or not terminated, shall be combined and treated as one (1) plan.

         For purposes of this Section, the term "defined

     contribution plan fraction" shall mean a fraction, the

     numerator of which is the sum of all of the Annual

     Additions to the Participant's Individual Account under

     this Plan as of the close of the Limitation Year and the

     denominator of which is the sum of the lesser of the

     following amounts determined for such Limitation Year and

     for each prior Limitation Year of employment with the

     Employer:

     4.05(a)the product of 1.25 multiplied by the dollar

             limitation in effect in Section 4.04(a) for such

             year determined without regard to IRC Section

             415(c)(6); or

     4.05(b)the product of 1.4 multiplied by an amount

             determined pursuant to Section 4.04(b) with respect

             to each individual under the Plan for such

             Limitation Year.

         For purposes of this Section, the term, "defined

     benefit plan fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plans) determined as of the close of the Limitation Year and the denominator of

     which is the lesser of:

     4.05(c)the product of 1.25 multiplied by the dollar

             limitation in effect pursuant to IRC Section

             415(b)(1)(A) for such Limitation Year; or

     4.05(d)the product of 1.4 multiplied by the amount which

             may be taken into account pursuant to IRC Section

             415(b)(1)(B) with respect to each individual under

             the Plan for such Limitation Year.

         The limitation on aggregate benefits from a Defined

     Benefit Plan and a Defined Contribution Plan which is

     contained in IRC Section 415(e) shall be complied with by a reduction (if necessary) in the Participant's benefits

     under the Defined Benefit Plan(s), in accordance with the

     provisions of the such plan(s), before a reduction of any

     such Defined Contribution Plan.

4.06 Required Distribution of Benefits - If a portion of a Participant's

     Individual Account and Deductible Account which shall be

     due and payable under Article V, and the Participant has

     not elected otherwise in accordance with the provisions of the Plan, any payment of benefits or commencement thereof

     to the Participant shall begin not later than sixty (60)

     days after the close of the Plan Year in which occurs the

     latest of:

     4.06(a)the Participant's having attained his Normal

             Retirement Age;

     4.06(b)the tenth (10th) anniversary of the date the

             Participant commenced participation in the Plan;

             and

     4.06(c)the termination of service of the Participant.

         Notwithstanding anything contained herein to the

     contrary, the interest of each Participant under the Plan

     shall begin to be distributed no later than the April 1 of the calendar year following the calendar year in which the

     Participant attains age seventy and one-half (70 1/2) in

     accordance with IRC Section 401(a)(9) and the regulations

     issued thereunder, inclusive of the minimum distribution

     incidental benefit requirements of Section 1.401(a)(9)-2 of the regulations under IRC Section 401(a)(9).  Distributions shall not be required to commence for Employees who were

     not Five Percent (5%) Owners at any time on or after the

     calendar year in which they attained age sixty-six and one-

     half (66 1/2) and who had attained age seventy and one-half

     (70 1/2) prior to January 1, 1988.  Life expectancy of the

     Participant and the Participant's spouse (other than for a life annuity) may be redetermined annually if the

     Participant so elects.

4.07 Restrictions on Distribution of Elective Contributions - Amounts

     attributable to Elective Contributions shall not be distributed prior to the earliest of any of the following events:

     4.07(a)The Participant's retirement, death, Total and

             Permanent Disability, or termination of employment;

     4.07(b)The termination of the Plan without establishment

             or maintenance of a successor Defined Contribution

             Plan (other than an employee stock ownership plan

             as defined in IRC Section 4975(e)(7);

     4.07(c)The date of the sale or disposition of

             substantially all of the assets (sale of eighty-

             five percent (85%) of the assets shall be deemed to

             be substantially all) used by the Employer in its

             trade or business to an unrelated corporation

             provided the Participant continues employment with

             the corporation acquiring such assets and the

             Employer continues to maintain the Plan after such

             disposition;

     4.07(d)The date of sale or other disposition of the

             Employer of its interest in a subsidiary to an

             unrelated entity provided the Participant continues

             employment with the unrelated entity and the

             Employer continues to maintain the Plan after such

             disposition;

     4.07(e)the Participant's attainment of age fifty-nine and

             one-half (59 1/2); or

     4.07(f)the Participant's hardship.

         All distributions shall be subject to the Participant

     and spousal consent requirements, if applicable, under IRC

     Sections 401(a)(11) and 417.



                           ARTICLE V
                         DISTRIBUTIONS

5.01 Normal Retirement - Effective for periods commencing on and after January 1, 1990, upon the retirement of a

     Participant at his Normal Retirement Date, the Current

     Balance of his Individual Account and Deductible Account

     shall become payable, and the Plan Administrator shall

     direct the Trustee and Insurance Company to distribute

     such amount to the Participant in accordance with Section 5.08.

         The total amount, if any, credited to a Participant's

     Individual Account subsequent to his Normal Retirement Date shall become vested at the time it is credited to his

     Individual Account and the Plan Administrator shall direct the Trustee and Insurance Company to distribute such

     additional amount to the Participant.

         For periods prior to January 1, 1990, upon the

     retirement of a Participant at his Normal Retirement Date,

     the Current Balance of the Participant's Individual Account

     and Deductible Account plus the total amount, if any,

     credited to his Individual Account and Deductible Account

     subsequent to his Normal Retirement Date became payable as of the Valuation Date following his Normal Retirement Date and the Plan Administrator directed the Trustee and

     Insurance Company to distribute such amount to the

     Participant in accordance with Section 5.08.

5.02 Delayed Retirement -  Effective for periods commencing on and after

     January 1, 1990, upon the retirement of a Participant on

     his Delayed Retirement Date, the Current Balance of his

     Individual Account and Deductible Account shall become

     payable, and the Plan Administrator shall direct the

     Trustee and Insurance Company to distribute such amount to the Participant in accordance with Section 5.08.

         The total amount, if any, credited to a Participant's

     Individual Account subsequent to his Delayed Retirement

     Date shall become vested at the time it is credited to his

     Individual Account and the Plan Administrator shall direct the Trustee and Insurance Company to distribute such amount to the Participant.

         For periods prior to January 1, 1990, upon the

     retirement of a Participant at his Delayed Retirement Date,

     the Current Balance of the Participant's Individual and

     Deductible Account plus the total amount, if any, credited to his Individual Account and Deductible Account subsequent to his Delayed Retirement Date became payable as of the

     Valuation Date following his Delayed Retirement Date and

     the Plan Administrator directed the Trustee and Insurance

     Company to distribute such amount to the Participant in

     accordance with Section 5.08.

5.03 Early Retirement - Effective for periods commencing on

     and after January 1, 1990, upon the retirement of a

     Participant on his Early Retirement Date, the Current

     Balance of his Individual Account and Deductible Account

     shall continue to be held as a part of the Fund until

     what would otherwise be the Participant's Normal

      Retirement Date at which time the Plan

     Administrator shall direct the Trustee and Insurance

     Company to distribute the Current Balance then held in the

     Participant's Individual Account and Deductible Account in

     accordance with Section 5.08.

         The total amount, if any, credited to a Participant's

     Individual Account subsequent to his Early Retirement Date shall become vested at the time it is credited to his

     Individual Account and the Plan Administrator shall direct the Trustee and Insurance Company to distribute such

     additional amount to the Participant in accordance with the provisions of this Section.

         For periods prior to January 1, 1990, upon the

     retirement of a Participant at his Early Retirement Date,

     the Current Balance of his Individual Account and

     Deductible Account plus the total amount, if any, credited to his Individual Account and Deductible Account subsequent to his Early Retirement Date shall continue to be held as a part of the Fund until what would otherwise be the

     Participant's Normal Retirement Date at which time the Plan

     Administrator shall direct the Trustee and Insurance

     Company to distribute the Current Balance then held in the

     Participant's Individual Account and Deductible Account in

     accordance with Section 5.08.

         Notwithstanding anything contained herein to the

     contrary, a Participant who retires at his Early Retirement

     Date shall have the right, at any time prior to his Normal

     Retirement Date, to elect to have the Current Balance then held in his Individual Account and Deductible Account paid at an earlier date, including the commencement of his

     benefit as of his Early Retirement Date.  If the

     Participant makes such an election, the Plan Administrator shall direct the Trustee and Insurance Company to

     distribute the Current Balance of the Participant's

     Individual Account and his Deductible Account as soon as

     reasonably following such election in accordance with

     Section 5.08.

         Any amount held pursuant to this Section 5.03 shall

     continue to share in the Adjustment of the Fund pursuant to

     Section 3.17.

5.04 Disability Retirement - Effective for periods commencing on and after

     January 1, 1990, upon the retirement of a Participant on

     his Disability Retirement Date, the Current Balance of his

     Individual Account and Deductible Account shall become

     vested and shall continue to be held as a part of the Fund until what would otherwise be the Participant's Normal

     Retirement Date, at which time the Plan Administrator shall direct the Trustee and Insurance Company to distribute the

     Current Balance then held in the Participant's Individual

     Account and Deductible Account to the Participant in

     accordance with Section 5.08.

         The total amount, if any, credited to a Participant's

     Individual Account subsequent to his Disability Retirement

     Date shall become vested at the time it is credited to his

     Individual Account and the Plan Administrator shall direct the Trustee and Insurance Company to distribute such

     additional amount to the Participant in accordance with the provisions of this Section.

         For periods prior to January 1, 1990, upon the

     retirement of a Participant at his Disability Retirement

     Date, the Current Balance of the Participant's Individual

     Account and Deductible Account plus the total amount, if

     any, credited to the Participant's Individual Account and

     Deductible Account subsequent to his Disability Retirement

     Date became vested and continued to be held as a part of

     the Fund until what would otherwise be the Participant's

     Normal Retirement Date, at which time the Plan

     Administrator shall direct the Trustee and Insurance

     Company to distribute the Current Balance then held in the

     Participant's Individual Account and Deductible Account in

     accordance with Section 5.08.

         For purposes of this Section 5.04 as it relates to the

     distribution of a Participant's Deductible Account, the

     term "disability" means an incapacity which leaves the

     Participant unable to engage in any substantially gainful

     activity by reason of any medically determinable physical

     or mental impairment which can be expected to result in

     death or to be of long-continued and indefinite duration.

         Notwithstanding anything contained herein to the

     contrary, a Participant who retires at his Disability

     Retirement Date shall have the right, at any time prior to his Normal Retirement Date, to elect to have the Current

     Balance then held in his Individual Account and  Deductible

     Account paid at an earlier date including the commencement of his benefit as of his Disability Retirement Date.  If

     the Participant makes such an election, the Plan

     Administrator shall direct the Trustee and Insurance

     Company to distribute the Current Balance then held in the

     Participant's Individual Account and Deductible Account as

     soon as reasonably possible following such election in

     accordance with Section 5.08.

         Any amount held on a Participant's behalf pursuant to

     this Section shall continue to share in the Adjustment of

     the Fund pursuant to Section 3.17.

5.05 Death Before Retirement or Termination of Employment - At the

     death of (a) a Participant on or after attaining his Normal

     Retirement Age but prior to the commencement of his benefit,

    (b) an active Participant who has satisfied the requirements for early retirement, (c) an active Participant, or (d) if a vested terminated

     Participant or retired Participant dies prior to the commencement of his benefit, a death benefit shall be payable as provided in this Section 5.05.

         Effective for periods commencing on and after January

     1, 1990, upon the death of a Participant before retirement or termination of employment, the Current Balance of the

     Participant's Individual Account and Deductible Account as

     of the date of the Participant's death shall become vested.

         The total amount, if any, credited to the Participant's

     Individual Account subsequent to his death shall become

     vested at the time it is credited to his Individual

     Account.

         Subject to the provisions under this Article 5.05, upon

     the Participant's death, his Individual Account shall

     continue to be held as a part of the Fund until the

     Participant's Normal Retirement Date at which time the Plan

     Administrator shall direct the Trustee or Insurance Company to distribute the Current Balance of the Participant's

     Individual Account to his Beneficiary in accordance with

     Section 5.08.

         Notwithstanding anything contained herein to the

     contrary, a Participant's Beneficiary shall have the right to elect, in writing, to have the Participant's Individual

     Account paid at an earlier date.  A Beneficiary may elect

     to have the benefit paid as of the first day of the month

     coinciding with or next following the Participant's death

     or on the first day of any month thereafter.  Upon such

     election, the Plan Administrator shall direct the Trustee

     to distribute the Current Balance of the Participant's

     Individual Account as of the first day of the month

     coinciding with or next following the election by the

     Beneficiary to receive the benefit at any earlier date.

         For periods prior to January 1, 1990, upon the death of

     a Participant before his retirement or termination of

     employment, the Beneficiary could elect to receive the

     Current Balance of the Participant's Individual Account and

     Deductible Account plus the total amount, if any, credited to the Participant's Individual Account and Deductible

     Account subsequent to his death became payable as of the

     Valuation Date coinciding with or next following the date

     of the Participant's death and the Plan Administrator

     directed the Trustee and Insurance Company to distribute

     such amount to the Participant's Beneficiary in a lump sum.

     Notwithstanding anything contained herein to the contrary,

     the Participant's Beneficiary could also elect an immediate payout of the Current Balance of the Participant's

     Individual Account and his Deductible Account.  If the

     Participant's Beneficiary made such an election, the total amount, if any, credited to the Participant's Individual

     Account and Deductible Account subsequent to the

     Participant's death prior to his retirement or termination of employment became payable at the time such amount was

     credited to his Individual Account and Deductible Account

     and the Plan Administrator directed the Trustee and

     Insurance Company to distribute such additional amount to

     the Participant's Beneficiary in a lump sum.

         Any amount held in the Participant's Individual Account

     subsequent to his death under this Section 5.05 shall

     continue to share in the Adjustment of the Fund.

         Payment of the death benefit under this Section 5.05

     shall be subject to the following provisions.

     5.05(a)If the designated Beneficiary is the spouse of the

             Participant, the Beneficiary may elect to commence

             the benefit within a reasonable period of time

             after the Participant's death but in no event may

             such election be made later than (i) the December

             31 of the calendar year immediately following the

             calendar year in which the Participant died, or

             (ii) the December 31 of the calendar year in which

             the Participant would have attained age seventy and

             one-half (70 1/2).  The benefit may be paid over

             the life or over a period certain not extending

             beyond the life expectancy of the designated

             Beneficiary.  If the spouse dies before the

             distribution begins, then the five (5) year

             distribution requirement of Section 5.05(c) shall

             apply as if the Beneficiary were the Participant.

     5.05(b)If the benefit is paid to a designated Beneficiary,

             as defined in IRC Section 401(a)(9)(E) inclusive of

             Section 1.401(a)(9)-1 D-1 and D-2 of the

             regulations, other than the Participant's spouse,

             the distributions shall commence no later than the

             December 31 of the calendar year immediately

             following the calendar year in which the

             Participant died.  The benefit may be paid over the

             life or over a period certain not extending beyond

             the life expectancy of the designated Beneficiary.

     5.05(c)If there is no designated Beneficiary, as defined

             in IRC Section 401(a)(9) inclusive of Section

             1.401(a)(9)-1 D-1  and D-2 of the regulations, at

             the death of the Participant, then distribution of

             the Participant's entire interest shall be

             completed by the December 31 of the calendar year

             containing the fifth (5th) anniversary of the

             Participant's death.



     5.05(d)The benefit payable under this Section 5.05 after

             the death of a Participant may not be paid in any

             form which would violate the required distribution

             requirements of Sections 5.06(a), 5.06(b) and

             5.06(c).

5.06 Death After the Commencement of Benefits - Upon the death of a retired or terminated Participant who is receiving benefit payments under Section 5.08, the provision of Section 5.08 shall control concerning any payments upon the death of the

     Participant.  However, the Beneficiary may elect in writing on forms provided by the Plan Administrator to have any

     remaining benefits which are being paid in installment paid in a lump sum.  At the death of a Participant, the

     remaining portion of his benefit must be distributed at

     least as rapidly as under the method of distribution in

     effect at the date of the Participant's death.

5.07 Termination of Employment - For periods commencing on and after

     January 1, 1990, upon termination of employment for any

     reason other than retirement, Total and Permanent

     Disability or death, a Participant shall be entitled to a

     benefit equal to the vested portion of the Current Balance of his Individual Account and Deductible Account as of his

     date of termination of employment.

         For periods prior to January 1, 1990, upon termination

     of employment for any reason other than retirement, Total

     and Permanent Disability or death, a Participant was

     entitled to a benefit equal to the vested portion

     determined as of his date of termination of the Current

     Balance of his Individual Account and Deductible Account as

     of the Valuation Date coinciding with or next following his termination of employment plus the total amount, if any,

     credited to a Participant's Individual Account and

     Deductible Account subsequent to his termination of

     employment.

     5.07(a)A Participant shall at all times be one hundred

             percent (100%) vested in the Current Balance of his

             Elective Account, Voluntary Employee Contribution

             Account, Salary Reduction Contribution Account,

             Deductible Account, Prior Profit Sharing Plan

             Account, Pension Rollover Account, if applicable,

             Non-Restricted Rollover Account and his Restricted

             Rollover Account.

     5.07(b)A Participant shall be one hundred percent (100%)

             vested in the Current Balance of his Employer

             Contribution Account and Matching Account upon his

             attainment of age fifty-five (55) and completion of

             ten (10) years of Credited Service.  However, if a

             Participant who was a participant in the Meuche,

             Hickman and Snow Agency, Inc. Employees' Profit

             Sharing Plan, he shall be one hundred percent

             (100%) vested upon the attainment of age fifty-five

             (55).  Further, in all events a Participant shall

             be one hundred percent (100%) vested in his

             Employer Contribution Account and Matching Account

             upon the attainment of his Normal Retirement Age.

     5.07(c)If Section 5.07(b) is not applicable, a Participant shall be vested in the Current Balance of his

             Employer Contribution Account and Matching Account

             in accordance with the following table:

             Years of Credited Service         Vested Percentage

                       Less than 2 years         0%
             2 years but less than 3 years      20%
             3 years but less than 4 years      40%
             4 years but less than 5 years      60%
             5 years but less than 6 years      80%
             6 years or more                   100%

             Notwithstanding anything contained herein to the

             contrary, if a Participant was a participant of a

             Prior Profit Sharing Plan or a Prior Pension Plan

             and the vesting schedule under the Prior Profit

             Sharing Plan or Prior Pension Plan was more liberal

             than the preceding vesting schedule, such

             Participant shall continue to be covered under the

             vesting schedule of the Prior Profit Sharing Plan

             or Prior Pension Plan, whichever shall be

             applicable.

         Distribution due to a Participant's termination of

     employment shall be made in accordance with the following

     provisions of this Section 5.07.

     5.07(d)If the vested portion of Current Balance of the

             Participant's Individual Account and Deductible

             Account does not exceed three thousand five hundred

             dollars ($3,500) (including any previous

             distributions made to the Participant), the Plan

             Administrator shall direct the Trustee and

             Insurance Company to distribute such amount to the

             Participant in a lump sum.  For periods commencing

             on and after January 1, 1990, the lump sum amount

             shall be equal to the vested portion of the Current

             Balance of the Participant's Individual Account and

             Deductible Account as of his date of termination of

             employment and shall be payable as soon as

             reasonably possible following his termination of

             employment.

               For periods prior to January 1, 1990, the lump sum

             amount equalled the Current Balance of the

             Participant's Individual Account and Deductible

             Account plus the vested portion of the total

             amount, if any, credited to his Individual Account

             and Deductible Account subsequent to his

             termination of employment and was payable as of the

             Valuation Date following his termination of

             employment.

     5.07(e)If the vested portion of the Current Balance of the

             Participant's Individual Account and Deductible

             Account exceeds three thousand five hundred dollars

             ($3,500) (including any previous distributions made

             to the Participant), the distribution of the

             Current Balance of the Participant's Individual

             Account and Deductible Account as hereinafter

             provided may only be made with the Participant's

             written consent.  If the Current Balance of a

             Participant's Individual Account and Deductible

             Account at the time of any distribution exceeds

             three thousand five hundred dollars ($3,500)

             (including any previous distributions made to the

             Participant), then the Current Balance of his

             Individual Account and Deductible Account at any

             time thereafter shall be deemed to exceed three

             thousand five hundred dollars ($3,500) and the

             Participant's consent shall be required prior to

             any distribution being made to the Participant.

     5.07(f)Subject to the consent requirement of Section

             5.07(e), effective for periods commencing on and

             after January 1, 1990, upon termination of

             employment, the Current Balance of the

             Participant's Elective Account, Voluntary Employee

             Contribution Account, Salary Reduction Account, Non-

             Restricted Rollover Account, Restricted Rollover

             Account and Deductible Account shall become payable

             and the Plan Administrator shall direct the Trustee

             and Insurance Company to distribute such amount to

             the Participant in accordance with the provisions

             of Section 5.08.  If the Participant does not

             consent to the distribution as hereinbefore

             provided to be made to him, the Current Balance of

             his Elective Account, Voluntary Employee

             Contribution Account, Salary Reduction Account, Non-

             Restricted Rollover Account, Restricted Rollover

             Account and Deductible Account shall continue to be

             held until what would otherwise be the

             Participant's Normal Retirement Date or, if

             earlier, the first day of the month coinciding with

             or next following the time the Participant requests

             an earlier distribution.  At such time, the Plan

             Administrator shall direct the Trustee and

             Insurance Company to distribute the Current Balance

             then held in his Elective Account, Voluntary

             Employee Contribution Account, Salary Reduction

             Account, Non-Restricted  Rollover Account,

             Restricted Rollover Account and Deductible Account

             to the Participant in accordance with Section 5.08.

               For periods prior to January 1, 1990, the Current

             Balance of the Participant's Elective Account,

             Voluntary Employee Contribution Account, Salary

             Reduction Account, Non-Restricted Rollover Account,

             Restricted Rollover Account and Deductible Account

             was payable as of the Valuation Date following his

             termination of employment and the Plan

             Administrator directed the Trustee and Insurance

             Company to distribute such amount to the

             Participant in accordance with the provisions of

             Section 5.08.  If the Participant did not consent

             to the distribution as hereinbefore provided to be

             made to him, the Current Balance of his Elective

             Account, Voluntary Employee Contribution Account,

             Salary Reduction Account, Non-Restricted Rollover

             Account, Restricted Rollover Account and Deductible

             Account continued to be held as part of the Fund

             until the Valuation Date following his Normal

             Retirement Date, or if earlier, the Valuation Date

             coinciding with or next following the time the

             Participant requested an earlier distribution.  At

             such time, the Plan Administrator directed the

             Trustee and Insurance Company to distribute the

             Current Balance then held in his Elective Account,

             Voluntary Employee Contribution Account, Salary

             Reduction Account, Non-Restricted Rollover Account,

             Restricted Rollover Account and Deductible Account

             to the Participant in accordance with Section 5.08.

               Amounts being held in the Participant's Individual

             Account and Deductible Account under the provisions

             of this Section 5.07(h) shall continue to share in

             the Adjustment of the Fund in accordance with

             Section 3.17.

               Notwithstanding anything contained in the previous

             paragraph to the contrary, upon termination of

             employment, a Participant may, at any time, direct

             in writing that the Plan Administrator transfer the

             Current Balance of his Deductible Account to a

             successor depository.  In such event, the Plan

             Administrator shall notify the Insurance Company to

             transfer the Current Balance of the Participant's

             Deductible Account to the successor depository as

             soon as reasonably possible following receipt of

             the request from the Participant.

     5.07(g)Subject to the consent requirement of Section

             5.07(e), upon termination of employment, the

             Participant may elect to take up to a maximum of

             five thousand dollars ($5,000) of the Current

             Balance of his Prior Profit Sharing Plan Account or

             Pension Rollover Account and the vested portion of

             his Employer Contribution Account and Matching

             Account in a lump sum.  Notwithstanding the

             preceding, if the total Current Balance of the

             Individual Account attributable to his Prior Profit

             Sharing Plan Account or Pension Rollover Account

             and the vested portion of the Current Balance of

             his Employer Contribution Account and Matching

             Account exceeds five thousand dollars ($5,000) but

             does not exceed six thousand dollars ($6,000), the

             Participant may elect that the total amount be paid

             to him in a lump sum.  For periods commencing on

             and after January 1, 1994, the five thousand dollar

             ($5,000) limit hereinbefore provided shall be

             increased to ten thousand dollars ($10,000).  For

             periods commencing on and after January 1, 1990,

             the lump sum amount payable shall be determined as

             the Current Balance of his Prior Profit Sharing

             Plan Account or Pension Rollover Account and the

             vested portion of the Current Balance of his

             Employer Contribution Account and Matching Account.

             For periods prior to January 1, 1990, the lump sum

             amount payable equalled the Current Balance of his

             Prior Profit Sharing Plan Account or Pension

             Rollover Account and the vested portion of the

             Current Balance of his Employer Contribution

             Account and Matching Account plus the total amount,

             if any, credited to his Employer Contribution

             Account and Matching Account subsequent to his

             termination of employment as of the Valuation Date

             following his termination of employment.

               If a Participant does not make an election to

             receive such lump sum payment, his Prior Profit

             Sharing Plan Account or Pension Rollover Account

             and the vested portion of the Current Balance of

             his Employer Contribution Account and Matching

             Account shall continue to be held as a part of the

             Fund and paid in accordance with the provisions of

             Sections 5.07(h) and 5.07(i).  Amounts held in the

             Participant's Individual Account under the

             provisions of this Section 5.07(g) shall continue

             to share in the Adjustment of the Fund in

             accordance with Section 3.17.

     5.07(h)Any amount held in the Participant's Prior Profit

             Sharing Plan Account or Pension Rollover Account

             and the vested portion of the Current Balance of

             his Employer Contribution Account and Matching

             Account in excess of the amount eligible for

             distribution under Section 5.07(g) shall continue

             to be held as a part of the Fund until what would

             otherwise be the Participant's Normal Retirement

             Date or, if earlier, his Early Retirement Date as

             provided in Section 5.07(i) and shall be paid to

             the Participant in accordance with Section 5.08.

             Any amounts held in a Participant's Prior Profit

             Sharing Account or Pension Rollover Account,

             Employer Contribution Account and Matching Account

             under this Section 5.07(h) shall continue to share

             in the Adjustment of the Fund in accordance with

             Section 3.17.

     5.07(i)Notwithstanding anything contained herein to the

             contrary, a Participant who has completed ten (10)

             years of Credited Service at his date of

             termination of employment may elect in writing to

             the Plan Administrator to have his otherwise

             deferred benefit under Section 5.07(h) commence in

             accordance with Section 5.08 as of the first day of

             the month coincident with or next following his

             attainment of the age of fifty-five (55) or the

             first day of any month thereafter.  However, for a

             Participant who was a participant in the Meuche,

             Hickman and Snow Agency, Inc. Employees' Profit

             Sharing Plan, such Participant may elect to

             commence benefits as of the first day of the month

             coincident with or next following his attainment of

             the age of fifty-five (55) regardless of his years

             of Credited Service at his date of termination of

             employment.  If a Participant does not elect to

             commence his benefit as hereinbefore provided,

             payment of his benefit shall commence as of his

             Normal Retirement Date.

               For periods commencing on and after January 1,

             1990, the amount payable under this Section 5.07(i)

             shall be the Current Balance of the Participant's

             Prior Profit Sharing Plan Account or Pension

             Rollover Account and the vested portion of his

             Employer Contribution Account and Matching Account

             as of the date the Participant elects to commence

             his benefit under this Section 5.07(i).  For

             periods prior to January 1, 1990, the amount

             payable under this Section 5.07(i) equalled the

             Current Balance of the Participant's Prior Profit

             Sharing Plan Account or Pension Rollover Account

             and the vested portion of the Current Balance of

             his Employer Contribution Account and Matching

             Account as of the Valuation Date coinciding with or

             next following the date the Participant elects to

             commence his benefit under this Section 5.07(i).

     5.07(i) Upon the occurrence of a financial hardship, as

             herein defined, a terminated Participant whose

             Prior Profit Sharing Plan Account or Pension

             Rollover Account and vested portion of the Current

             Balance of his Employer Contribution Account and

             Matching Account are being held pursuant to the

             provisions of Sections 5.07(h) and 5.07(i), may

             make application to withdraw all or part of the

             Current Balance of his Prior Profit Sharing Account

             or Pension Rollover Account and the vested portion

             of the Current Balance of his Employer Contribution

             and Matching Account.

             (A)The Plan Administrator shall authorize a

                withdrawal only upon a finding that:

                (i)  The withdrawal is necessary to enable the

                     Participant to met unusual or special

                     situations in his financial affairs which

                     result in an immediate and heavy financial

                     need;

                (ii) Such amount is not available from other

                     resources of the Participant; and

                (iii)  Any distribution hereunder may not exceed

                     the amount required to meet the immediate

                     financial need created.

             (B)In furtherance of (A) above, a financial

                hardship with respect to a Participant shall be

                deemed to be present if the withdrawal request

                is on account of:

                (i)  Medical expenses described in IRC Section

                     213(d) incurred by the Participant, the

                     Participant's spouse or any dependents of

                     the Participant (as defined in IRC Section

                     152;

                (ii) Purchase (excluding mortgage payments) of a

                     principal residence for the Participant;

                (iii)  The need to prevent the eviction of the

                     Participant from his principal residence or

                     foreclosure on the mortgage on the

                     Participant's principal residence; or

                (iv) Such other events as may be determined by

                     the Internal Revenue Service.

             (C)The Plan Administrator shall make a

                determination on the basis of all relevant facts

                and circumstances that the distribution does not

                exceed the amount necessary to satisfy the

                financial need and that it is not available from

                other resources of the Participant.  The Plan

                Administrator may rely upon reasonable

                representations by the Participant that the need

                cannot otherwise be satisfied by:

                (i)  Reimbursement or compensation by insurance

                     or otherwise;

                (ii) Reasonable liquidation of the Participant's

                     assets to the extent the liquidation would

                     not itself cause an immediate and heavy

                     financial need;

                (iii)  By other distributions or nontaxable (at

                     the time of the loan) loans from all plans

                     maintained by the Employer or any other

                     employer; or

                (iv) By borrowing from commercial sources on

                     reasonable commercial terms.

         If the vested portion of a terminated Participant's

     Employer Contribution Account and Matching Account is zero at his date of termination, the Participant shall be deemed to have received a distribution of the vested portion of

     the Current Balance of his Employer Contribution Account

     and Matching Account.  If the terminated Participant who

     was deemed to receive a distribution is reemployed prior to incurring five (5) consecutive One Year Breaks in Service,

     his Employer Contribution Account and Matching Account

     shall be restored to the Current Balance of his Employer

     Contribution Account and Matching Account as of the date of the deemed distribution.

         If a terminated Participant receives a distribution of

     his entire vested Employer Contribution Account and

     Matching Account, the nonvested portion shall be held in

     his Employer Contribution Account and Matching Account

     until the Valuation Date following a One Year Break in

     Service at which time it shall become a Forfeiture, subject to the reinstatement provisions hereinafter provided, and

     be reallocated to remaining Participants in accordance with

     Section 3.18.  The amount held in the Participant's

     Employer Contribution Account and Matching Account

     hereunder shall not share in the Adjustment of the Fund

     under Section 3.17 unless the Participant is employed by

     the Employer on the Valuation Date.

         If a terminated Participant does not receive a

     distribution of his entire vested Employer Contribution

     Account and Matching Account, the nonvested portion shall

     be held in his Employer Contribution Account and Matching

     Account until the Valuation Date coinciding with or next

     following the occurrence of five (5) consecutive One Year

     Breaks in Service at which time it shall become a

     Forfeiture and be reallocated to remaining Participants in accordance with Section 3.18.  The amount held in the

     Participant's Individual Account hereunder shall share in

     the Adjustment of the Fund under Section 3.17.

         If a terminated Participant who received a distribution

     is reemployed prior to incurring five (5) consecutive One

     Year Breaks in Service and he repays the amount of the

     distribution he received prior to the earlier of (a) five

     (5) years after the first day on which the Participant is

     subsequently reemployed or (b) the close of the first

     period of five (5) consecutive One Year Breaks in Service

     commencing after the distribution, the amount which was

     forfeited from his Employer Contribution Account and

     Matching Account shall be reinstated by the Employer.

         Any amount to be reinstated to a Participant's Employer

     Contribution Account and Matching Account shall be made, at the Employer's discretion, from the income or gains of the

     Fund, Forfeitures or from Contributions by the Employer.

         In the event a Participant who has terminated his

     employment with an Employer is reemployed as an Employee

     prior to receiving a distribution of the vested portion of the Current Balance of his Individual Account and

     Deductible Account, he shall not be entitled to a

     distribution as provided in this Section 5.07 due to his

     termination of employment, but shall be entitled to a

     distribution as determined herein upon any subsequent

     termination of employment for any reason.  Further, the

     amount previously transferred to the suspense account upon the Participant's termination of employment shall be

     transferred back to the Participant's Employer Contribution

     Account and Matching Account as of the Valuation Date

     following his reemployment.

         If a Participant terminates employment, receives a

     distribution and has not incurred a Forfeiture as a result of such distribution, then upon any subsequent

     determination of vesting hereunder at a time when a

     Participant is less than one hundred percent (100%) vested in his Employer Contribution Account and Matching Account,

     the vested value of his Employer Contribution Account and

     Matching Account (which cumulatively shall be "X") shall be determined by the formula X = P [AB + D] - D.  With respect to such formula, P equals the vested percentage of his

     Employer Contribution Account and Matching Account under

     this Section 5.07 at such later date, AB equals the balance in his Employer Contribution Account and Matching Account

     at such later date, and D equals the amount distributed to the Participant.

5.08 Method of Payment -

     5.08(a)Application for Benefits - In order to receive a

             benefit under the Plan, a Participant, his

             Beneficiary or next of kin must make written

             application therefor on a form or forms provided by

             the Plan Administrator.  The Plan Administrator may

             require that there be furnished to it in connection

             with such application all information pertinent to

             any question of eligibility and the amount of any

             benefit.

                Each Participant shall have the right to elect

             to have his benefit paid under the option

             hereinafter set forth in Section 5.08(c) in lieu of

             the benefit otherwise provided for in Section

             5.08(b).

                A Participant who desires to have his benefits

             paid under the optional form provided in Section

             5.08(c) shall make such an election by written

             notification to the Plan Administrator on forms

             provided by the Plan Administrator.  An election by

             a Participant to receive his benefit under Section

             5.08(c) may be revoked by such Participant and a

             new election made in writing to the Plan

             Administrator at any time prior to the commencement

             of benefits.

     5.08(b)Normal Form - In the absence of the election of the optional method of payment denoted in Section

             5.08(c), the benefit shall be paid in a lump sum.

     5.08(c)Optional Form - In lieu of receiving payment in

             accordance with Section 5.08(b), a Participant may

             elect in writing that his benefits be payable under

             one of the following options.

             5.08(c)(i)In monthly, quarterly, semi-annual or

                        annual installments from the Fund and

                        Contract over a period not to exceed ten

                        (10) years or the life expectancy of the

                        Participant and his Beneficiary.  All

                        assets held on behalf of a Participant

                        pursuant to this Section 5.08(c) shall

                        continue to share in the Adjustment of

                        the Fund pursuant to Section 3.17.

                        Notwithstanding the preceding, a

                        Participant may elect at any time after

                        the commencement of benefit payments

                        under this Section 5.08(c) that any

                        remaining payments be paid to him in a

                        lump sum.  If the Participant makes such

                        an election, the lump sum payment shall

                        be made to the Participant as soon as

                        reasonably possible following his

                        election of the lump sum payment.

            5.08(c)(ii) A Participant may

                        elect to receive a lump sum payment of

                        any portion of his Individual Account

                        and have the remaining amount paid in

                        installments as provided in Section

                        5.08(c)(i).

         Notwithstanding anything contained herein to the

     contrary, effective for periods commencing on and after

     January 1, 1993, in addition to the payment forms provided in this Section, a Participant or his spouse may elect to

     have any portion of an eligible rollover distribution paid directly to an eligible retirement plan designated by the

     Particpant or spouse in the form of a direct rollover.  For purposes of direct rollovers, the following definitions

     shall apply.

     5.08(d)An eligible rollover distribution is any

             distribution of all or any portion of the balance

             to the credit of the Participant, his spouse or his

             former spouse under a qualified domestic relations

             order, except that an eligible rollover

             distribution shall not include:

             (i)   any distribution that is one of a series of

                   substantially equal periodic payments (not

                   less frequently than annually) made for the

                   life or life expectancy of the Participant or

                   his spouse or the joint lives or joint life

                   expectancies of the Particpant and his

                   spouse, or for a specified period of ten (10)

                   years or more;

             (ii) any distribution to the extent such

                   distribution is requireed under IRC Section

                   401(a)(9); and the portion of any

                   distribution that is not includible in gross

                   income (determined without regard to the

                   exclusion of net unrealized appreciation with

                   respect to employer securities).

     5.08(e)An eligible retirement plan is an individual

             retirement account described in IRC Section 408(a),

             an individual retirement annuity described in IRC

             Section 408(b), an annuity plan described in IRC

             Section 403(a) or a qualified trust described in

             IRC Section 401(a) that will accept a Participant;s

             rollover distribution.  However, in the case of an

             eligible rollover distribution to the surviving

             spouse of a Paarticipant, an eligible retirement

             plan is an individual retirement account or

             individual retirement annuity.

     5.08(f)A direct rollover is a payment by the Plan to an

             eligible retirement plan specified by the

             Participant or his spouse.


5.09 Benefits to Minors and Incompetents - If any person

     entitled to receive payment under the Plan is a minor,

     the Plan Administrator, in its discretion, may dispose

     of such amount in any one or more of the following ways:

     5.09(a)By payment thereof directly to such minor;

     5.09(b)By application thereof for the benefit of such

             minor;

     5.09(c)By payment thereof to either parent of such minor

             or to any adult person with whom such minor may at

             the time be living or to any person who shall be

             legally qualified and acting as guardian of the

             person or the property of such minor; provided

             only, that the parent or other adult to whom any

             amount is paid has advised the Plan Administrator

             in writing that he will hold or use such amount for

             the benefit of such minor.

         If a person entitled to receive payment under the Plan

     is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless

     prior claim therefor has been made by a duly qualified

     committee or other legal representative), the payment may

     be made to the spouse, son, daughter, parent, brother,

     sister or other person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

5.10 Maximum Option Payable - If a Participant elects to have his benefit paid under an optional form of payment and the designated

     Beneficiary is not the spouse of the Participant, the

     option elected shall be restricted so that the minimum

     distribution incidental benefit requirements of IRC Section

     401(a)(9) and Treasury Regulation 1.401(a)(9)-2 are met.



                          ARTICLE VI

                          WITHDRAWALS

6.01 Withdrawals Generally - Subject to the terms and conditions set forth in this Article, a Participant may withdraw all or a part

     of his interest in the Plan attributable to his Voluntary

     Employee Contributions, Salary Reduction Contributions,

     Elective Contributions, any amount held on his behalf as a result of a Direct Rollover made to the Plan at any time on or after January 1, 1993 or Deductible Contributions upon

     written application to the Plan Administrator.

6.02 Withdrawal of Voluntary Employee Contribution Account - With

     fifteen (15) days notice to the Plan Administrator, a Participant may request a withdrawal of all or a portion of his Voluntary

     Employee Contribution Account.  However, commencing on and after January 1, 1993, the fifteen (15) day notice requirement shall no longer apply and the Plan Administrator shall provide forms for any

     Participant to complete.  Payment of such amount shall be in a lump sum as soon as reasonably possible after the first of the month coinciding with or next following the date the Plan Administrator receives the withdrawal request.  However, commencing on any after January 1,

     1994, payment of such amount shall be in a lump sum as soon as reasonably possible after the Plan Administrator receives the withdrawal request.

     A withdrawal under this Section 6.02 shall not be made more than once in any Plan Year.

         Amounts withdrawn pursuant to this Section 6.02 may not

     be repaid to the Fund.

6.03 Withdrawal of Deductible Account - With thirty (30) days written notice to the Plan Administrator, a Participant may request a

     withdrawal of all or a portion of the Current Balance of

     his Deductible Account.  However, for periods commencing on and after January 1, 1993, the Plan Administrator shall

     provide forms to the Participant to elect a withdrawal

     hereunder.  However, A withdrawal from a Participant's

     Deductible Account may be made independent of and without

     interrupting a Participant's participation in other aspects of the Plan.  Payment of such amount shall be in a lump sum and shall be made as soon as reasonably possible after the

     Plan Administrator receives the withdrawal request.

6.04 Withdrawal of Salary Reduction Contributions and Elective

     Contributions - Subject to the provisions of this Section 6.04,

     a Participant shall be allowed to withdraw all or a portion of his Salary Reduction Contribution Account and Elective Account

     attributable only to his Salary Reduction Contributions and

     Elective Contributions.  Withdrawal of the earnings on his

     Salary Reduction Contributions and Elective Contributions

     shall not be permitted.

         Upon the occurrence of a financial hardship, as herein

     defined, a Participant may make application on forms

     provided by the Plan Administrator to withdraw all or part of his Salary Reduction Contributions and Elective

     Contributions.

     6.04(a)The Plan Administrator shall authorize a withdrawal of Salary Reduction Contributions and Elective

             Contributions only upon a finding that:

               (i) The withdrawal is necessary to enable the

                   Participant to meet unusual or special

                   situations in his financial affairs which

                   result in an immediate and heavy financial

                   need;

              (ii)Such amount is not available from other

                   resources of the Participant; and

             (iii)Any distribution hereunder may not exceed the

                   amount actually required to meet the

                   immediate financial need created.

     6.04(b)In furtherance of Section 6.04(a)(i), a financial

             hardship with respect to a Participant shall be

             deemed to be present if the withdrawal request is

             on account of:

               (i) Medical expenses described in IRC Section

                   213(d) incurred by the Participant, the

                   Participant's spouse or any dependents of the

                   Participant (as defined in IRC Section 152);

              (ii)Purchase (excluding mortgage payments) of a

                   principal residence for the Participant;

             (iii)Payment of tuition for the next semester or

                   quarter of post-secondary education for the

                   Participant, his spouse, children or

                   dependents;

              (iv)The need to prevent the eviction of the

                   Participant from his principal residence or

                   foreclosure on the mortgage on the

                   Participant's principal residence; or

               (v) Such other events as may be determined by the

                   Internal Revenue Service.

     6.04(c)In furtherance of Section 6.04(a)(ii), a

             distribution will be considered to be necessary to

             satisfy an immediate and heavy financial need if,

             in the judgment of the Plan Administrator, all of

             the following requirements are met:

             (i)   The Participant has obtained all

                   distributions, other than hardship

                   distributions, and all nontaxable loans

                   currently available from all plans maintained

                   by the Employer.

             (ii) This Plan, by the terms of this Section,

                   shall suspend a Participant's right to make

                   Elective Contributions to this Plan until the

                   first payroll period following the January 1

                   or July 1 following twelve (12) months after

                   the hardship distribution is made to the

                   Participant.  In the event more than one (1)

                   hardship distribution is made within a twelve

                   (12) month period, the suspension period

                   shall not be tacked to the remaining portion

                   of the prior suspension period but a new

                   suspension period shall commence for such

                   distribution.  However, commencing on and

                   after January 1, 1993, a Participant may once

                   again elect to make Elective Contributions

                   after the twelve (12) month suspension period

                   on the first payroll period following the

                   January 1, April 1, July 1, or October 1.

                     Further, the Plan Administrator shall

                   determine prior to any such withdrawal that a

                   similar suspension is imposed by all other

                   plans maintained by the Employer.

             (iii)The Plan, by the terms of this Section,

                   restricts a Participant's right to make

                   Elective Contributions to this Plan in the

                   taxable year following the taxable year of

                   the hardship distribution to an amount equal

                   to the applicable limit under IRC Section

                   402(g) reduced by the Participant's Elective

                   Contributions in the taxable year of the

                   hardship distribution.  The term "taxable

                   year" as used hereunder means the

                   Participant's taxable year.

                     Further, the Plan Administrator shall

                   determine that a similar contribution

                   restriction is imposed by all other plans

                   maintained by the Employer.

             (iv) The financial need cannot be satisfied by the

                   reasonable liquidation of the Participant's

                   assets to the extent that the liquidation

                   would not itself cause an immediate and heavy

                   financial need.

         Upon such findings, the Plan Administrator shall direct

     the Trustee and Insurance Company to make the required

     amount of the distribution in a lump sum as soon as

     reasonably possible following the determination.

     Withdrawals under this Section 6.04 shall first reduce a

     Participant's Salary Reduction Contributions, if any, and

     then his Elective Contributions.

         Amounts withdrawn pursuant to this Section 6.04 may not

     be repaid to the Fund.



                         ARTICLE VII

                            FUNDING

7.01 Contributions - Contributions as provided for in Article III shall be paid over to the Trustee.  All Contributions by the Employer shall be irrevocable, except as provided in Sections 12.03 and 12.07.

7.02 Trustee - On behalf of all Employers, the Corporation shall enter into an agreement with the Trustee whereunder the Trustee shall receive,

     invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement.

         The Trust Agreement is attached hereto and incorporated

     by reference as a part of the Plan, and the rights of all

     persons hereunder are subject to the terms of the Trust

     Agreement.  The Trust Agreement specifically provides,

     among other things, for the investment and reinvestment of the Fund and the income thereof, management of the Fund,

     responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by

     the Trustee and disbursement of the Fund.  The Trustee

     shall, in accordance with the terms of such Trust

     Agreement, accept and receive all sums of money paid to it from time to time by the Employer.

         For periods through December 31, 1993, the Trustee will

     establish and maintain the following three (3) Investment

     Funds for the purposes of the investment elections

     stipulated in Sections 7.04, 7.05, and 7.06.  The Trustee

     shall allocate to and invest as part of each Investment

     Fund the Contributions and assets held in Prior Profit

     Sharing Plan Accounts or Pension Accounts, if applicable,

     in accordance with the direction of the Plan Administrator.

     Income from investments in each Investment Fund shall be

     reinvested in the same Investment Fund.  The Trustee shall transfer assets from one Investment Fund to the other as

     directed by the Plan Administrator.

         Fund 1 - shall be an equity fund to be invested and

     reinvested in such shares of common stock, or other like

     evidences of ownership and such other property, or part

     interest in property, real or personal, foreign or

     domestic, the rate of return from which is not fixed by the instruments evidencing the investments whether or not

     productive of income or consisting of wasting assets.  To

     the extent that the Trustee in its discretion deems

     desirable or pending selection and purchase of other

     suitable investments or to provide for current cash

     requirements, the Trustee may hold such other investments

     the rate of return from which is fixed by the instruments

     evidencing the investments.

         Fund 2 - shall be a fixed income fund to be invested

     and reinvested (a) in such shares of stock (preferred,

     preference or guaranteed) or other evidences of ownership,

     such bonds, debentures, equipment or collateral trust

     certificates, notes or other evidences of indebtedness,

     unsecured or secured by mortgages on real or personal

     property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether secured or unsecured), and such other property, or part interest in

     personal property, foreign or domestic, the rate of return from which is fixed by the instruments evidencing the

     investments; (b) in insured savings accounts, time deposits or certificates of deposit in national banks including the

     Trustee bank, or savings and loan institutions, or in

     Treasury bill backed money market funds or in security

     issues of the United States government or in other high

     yielding investments of a safe and prudent nature; and (c)

     to the extent the Trustee in its discretion deems

     desirable, or pending selection and purchase of other

     suitable investments, or to provide for current cash

     requirements, in other debt securities (including

     obligations of the Government of the United States of

     America) payable on demand or having maturities not

     exceeding one (1) year and to retain any otherwise

     ineligible property received by way of dividend, exchange,

     conversion, liquidation or otherwise than by purchase for

     as long as the Trustee in its discretion deems desirable

     for advantageous realization thereon.

         Fund 3 - shall be invested by the Trustee, at its

     discretion, in insured savings accounts, time deposits or

     certificates of deposit in a national bank, or savings and loan institutions, or in a Treasury bill backed money

     market fund or in security issues of the United States

     Government or in other high yielding investments of a safe and prudent nature or in guaranteed investment contracts

     issued by an Insurance Company.  In addition to being

     available for the investment option elections pursuant to

     Section 7.04, 7.05 and 7.06, all amounts held upon a

     Participant's retirement, death, or termination of

     employment pursuant to Article V which will not be

     distributed immediately shall be held in Fund 3 and such

     amount shall be transferred to Fund 3 as of the Valuation

     Date following the Participant's retirement, death, or

     termination of employment.  However, commencing on January

     1, 1992, any amounts held upon a Participant's retirement,

     death or termination of employment shall be subject to the investment option elections pursuant to Section 7.04, 7.05 and 7.06.

7.03 Contract Fund or Funds - For periods prior to January 1, 1992, on behalf of all Employers, the Corporation, in order to establish a

     Fund for the payment of certain benefits under the Plan,

     shall enter into a Contract or Contracts with an Insurance

     Company under which a Participant's Voluntary Employee

     Contributions, Deductible Contributions and any Elective

     Contributions made to the Plan subsequent to July 1, 1987,

     will be held, invested and applied to provide the benefits hereunder.  The Insurance Company shall, in accordance with the terms of the Contract or Contracts, accept and receive all sums of money paid to it from time to time by the

     Employer.  The Contract or Contracts are attached hereto

     and incorporated by reference as a part of the Plan, and

     the rights of all persons hereunder are subject to the

     terms of the Contract or Contracts.  The Contract or

     Contracts shall contain such powers and reservations as to investments, reinvestment, control and disbursement of the funds, and such other provisions which are not inconsistent with the provisions of the Plan and its nature and purposes as shall be agreed upon and set forth therein.  The

     Insurance Company shall not have the authority to inquire

     into the correctness of the amounts tendered to it as

     required under the Plan, nor to enforce the payment of any

     Contributions hereunder.  Commencing on and after January

     1, 1992, Voluntary Employee Contribution Accounts,

     Deductible Accounts, Elective Account and Elective

     Contributions shall be subject to the investment elections provided in Sections 7.05, 7.05 and 7.06.

7.04 Direction of Investment of Contributions - For periods

     prior to January 1, 1994, upon commencing participation,

     each Participant shall have the right to direct that the

     entire amount of Employer Contributions, Matching

     Contributions, Forfeitures and Salary Reduction

     Contributions as well as Elective Contributions for periods commencing on and after January 1, 1992, being allocated to his Individual Account thereafter and any assets

     attributable to his Pension Rollover Account or Prior

     Profit Sharing Plan Account, if applicable, be invested in

     Investment Fund 1, Fund 2, or Fund 3 or among such

     Investment Funds.  Further, an Employee or Participant

     making a Rollover Contribution to the Fund in accordance

     with Section 3.15 shall have the right as of the January 1 following the date the Rollover Contribution is made to

     direct that his Rollover Contributions be invested in

     Investment Fund 1, Fund 2, Fund 3 or among such Investment

     Funds.  Until such election becomes effective, Rollover

     Contributions in the initial year made shall be held in

     accordance with the provisions of Section 3.18.  If

     investments are made among the Investment Funds,

     investments shall be in increments of no less than twenty-

     five percent (25%).  Investment Fund elections shall be

     made on forms provided by the Plan Administrator and each

     Participant shall be provided with appropriate forms at the time he becomes a Participant.

         A Participant's Elective Contributions, Voluntary

     Employee Contributions and Deductible Contributions made

     pursuant to Sections 3.01, 3.07 and 3.13 shall be invested in the Contract.  However, commencing on and after January

     1, 1992, this provision shall no longer apply.

         In the absence of a notification by a Participant to

     the Plan Administrator concerning the direction of the

     investment of Matching Contributions, Employer

     Contributions, Salary Reduction Contributions, Forfeitures,

     Pension Rollover Account or Prior Profit Sharing Plan

     Accounts, if applicable, and Rollover Contributions, the

     Plan Administrator shall assume the Participant elected

     that the total amount of Matching Contributions, Employer

     Contributions, Salary Reduction Contributions and

     Forfeitures being allocated to his Individual Account, the

     Pension Rollover Account or Prior Profit Sharing Account,

     if applicable, and Rollover Contributions, be invested in

     Investment Fund 2.  Notwithstanding the preceding,

     effective as of January 1, 1991, if no election is made by the Participant, Contributions as hereinbefore provided

     shall be invested in Investment Fund 3.

         Investment elections hereunder shall be applicable as

     of the January 1 following the date the election is made

     and shall continue to apply in subsequent Plan Years until the Participant properly initiates a change in accordance

     with Section 7.05.  However, commencing on and after

     January 1, 1992, investment elections hereunder shall be

     applicable as of January 1 and July 1 of each year.

7.05 Change in Direction of Investment of Contributions - For periods prior to January 1, 1994, each Participant shall have the right by a written request to the Plan administrator, on forms

     provided by the Plan Administrator, at least sixty (60)

     days (or such shorter period as may be acceptable to the

     Plan Administrator) prior to each January 1 to change

     his option concerning the Investment Funds in which the Matching

     Contributions, Employer Contributions, Forfeitures, Salary

     Reduction Contributions and commencing on and after January 1,

     1992, Elective Contributions to be allocated to him are to be invested.

     Investments may be invested in Fund 1, Fund 2, Fund 3 or among such

     Investment Funds.  If investments are made among the Investment Funds,

     investments shall be in increments of no less than twenty-five percent

     (25%).  Any such change shall be applicable as of the January 1 following the date the change is made and shall continue to apply in subsequent Plan Years until the Participant properly

     initiates another change.

7.06 Change in Direction of Investment of Prior Contributionss - For

     periods prior to January 1, 1994, each Participant shall

     have the right by written request to the Plan Administrator,

     on forms provided by the Plan Administrator, at least sixty

     (60) days (or such shorter period as may be acceptable to

     the Plan Administrator) in advance to direct that the

     balance in his Individual Account as of any January 1,

     attributable to prior Matching Contributions, Employer Contributions,

     Salary Reduction Contributions, Forfeitures, Pension Rollover Account or

     Prior Profit Sharing Plan Account, if applicable, Non-

     Restricted Rollover Account and Restricted Rollover Account

     and commencing on and after January 1, 1992, Elective

     Contributions invested in the Investment Fund options, be

     liquidated and the proceeds thereof transferred to another

     Investment Fund option or among the Investment Fund options for reinvestment.  Each such election shall be in

     increments of no less than twenty-five percent (25%) as it relates to each such election.  Any such change shall be

     applicable as of the January 1 following the date the

     change is made and shall continue to apply until the

     Participant properly initiates another change.  However,

     effective on and after January 1, 1992, investment election hereunder shall be available as of January 1 and July 1 of each year.

         All requests for changes in the investment of amounts

     held in the Matching Accounts, Employer Contribution

     Accounts, Salary Reduction Contribution Accounts, Pension

     Rollover Accounts or Prior Profit Sharing Plan Accounts, if

     applicable, and Non-Restricted Rollover Account and

     Restricted Rollover Account and on and after January 1,

     1992, Elective Accounts shall be addressed in writing to

     the Plan Administrator.  The Plan Administrator shall in

     writing forward appropriate directions to the Trustee for

     execution no later than five (5) business days prior to

     each December 31, and commencing on and after January 1,

     1992 each June 30 and the Trustee will carry out such

     directions as expeditiously as practicable.

7.07 Investment Elections Commencing on and after January  1,

     1994 - Commencing on and after January 1, 1994, the

     investment elections under the Plan may be made in five

     percent (5%) increments among six (6) investment funds

     consisting of the protected fund and five (5) mutual funds selected by the Corporation.  Further, Particpants shall

     have the right to change their investment elections as

     often as they wish through the use of an automatmed voice

     response system provided through the recordkeeper.



                        ARTICLE VIII

   FIDUCIARIES AND PLAN ADMINISTRATIONAND PLAN ADMINISTRATION

8.01General - Each Fiduciary who is delegated

     specific duties or responsibilities under the Plan or any

     Fiduciary who assumes such a position with the Plan shall

     discharge his duties solely in the interest of Participants and Beneficiaries and for the purpose of providing such

     benefits as stipulated herein to such Participants and

     Beneficiaries.  In carrying out such duties and

     responsibilities, each Fiduciary shall act with the care,

     skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such

     authority or duties.  Further, a Fiduciary shall have an

     overall responsibility to diversify the investments of the

     Plan so as to minimize the risk of large losses, unless

     under the circumstances it is clearly prudent not to do so.

         A Fiduciary may serve in more than one Fiduciary

     capacity and may employ one or more persons to render

     advice with regard to his Fiduciary responsibilities.  If a

     Fiduciary is serving as such without compensation, all

     expenses reasonably incurred by such Fiduciary shall be

     reimbursed by the Employer or, at the Corporation's

     direction, from the Trustee or Insurance Company.

         A Fiduciary may delegate any of his responsibilities

     for the operation and administration of the Plan.  In

     limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the

     management or control of the Investment Funds except

     through the employment of an investment manager as provided in Section 8.03 and in the Trust Agreement relating to the

     Investment Funds.

8.02 Corporation - The Corporation established

     and maintains the Plan for the benefit of its Employees and those of participating Employers and of necessity retains

     control of the operation and administration of the Plan.

     In accordance with specific provisions of the Plan, the

     Corporation has, as herein indicated, delegated certain of these rights and obligations to the Employer, Trustee,

     Insurance Company and Plan Administrator and these parties shall be responsible solely for these delegated rights and obligations.

         The Employer shall indemnify each member of the Board,

     the Plan Administrator, Trustee, Insurance Company and any

     other person to whom any fiduciary responsibility with

     respect to the Plan is delegated, from and against any and all liabilities, costs and expenses incurred by such

     persons as a result of any act or omission to act in

     connection with the performance of their fiduciary duties,

     responsibilities and obligations under the Plan and ERISA,

     except for liabilities and claims arising from such

     Fiduciary's willful misconduct or gross negligence.  For

     this purpose, the Employer may obtain, pay for and keep

     current, a policy or policies of insurance; however, such

     insurance shall not release the Employer of liability under this provision.

         The Employer shall supply such full and timely

     information for all matters relating to the Plan as the

     Plan Administrator, Trustee, Insurance Company, and

     accountant engaged on behalf of the Plan by the Corporation may require for the effective discharge of their respective duties.

8.03 Trustee - The Trustee, in accordance with the

     Trust Agreement, shall have exclusive authority and

     discretion to manage and control the Fund held by it,

     except that the Corporation in its discretion may employ at any time and from time to time an investment manager [as

     defined in ERISA Section 3(38)] to direct the Trustee with respect to all or a designated portion of the assets

     comprising the Investment Funds.  The employment of an

     investment manager may be of a continuing nature or

     otherwise, and the Corporation shall promptly notify the

     Trustee in writing of such employment or any changes

     related thereto.  The Trustee, acting in accordance with

     the directions of a duly appointed investment manager or

     upon direction of the Corporation, shall not be liable for the making, retention or sale of any investment or

     reinvestment made in accordance with any such direction.

8.04 Insurance Company - The Insurance Company, in accordance with the Contract, shall have exclusive authority and

     discretion to manage and control the applicable funds

     held by it as provided in this Plan.  However, on and

     after January 1, 1993, all current contracts and future

     contracts shall be held by the Trustee and shall be

     investment only contracts.

8.05 Plan Administrator - The Corporation shall appoint a Plan

     Administrator to hold office during the pleasure of the

     Corporation.  No compensation shall be paid from the Fund

     to the Plan Administrator for service as Plan

     Administrator.

         In accordance with the provisions hereof, the Plan

     Administrator has been delegated certain administrative

     functions relating to the Plan with the duty and

     discretionary authority necessary to enable him to properly carry out such duties.  The Plan Administrator shall have

     no power in any way to modify, alter, add to or subtract

     from any provisions of the Plan.

         The Plan Administrator shall have the duty and

     discretionary authority to construe the Plan, and to

     determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the

     Plan, (b) the amount of benefits to which any Participant

     or Beneficiary may become entitled hereunder, and (c) any

     situation not specifically covered by the provisions of the

     Plan.  All disbursements by the Trustee and Insurance

     Company, except for the payment of operating expenses of

     the Plan and Trust Fund or Contract Fund at the direction

     of the Corporation as provided in Section 12.03 shall be

     made upon, and in accordance with, the written directions

     of the Plan Administrator.  When the Plan Administrator is

     required in the performance of its duties hereunder to

     administer, construe, or reach a determination under any of the provisions of the Plan, he shall do so in a uniform,

     equitable and nondiscriminatory basis.

8.06 Claims for Benefits - All claims for benefits under the Plan shall be submitted to the Plan Administrator, who shall have the

     responsibility for determining the eligibility of any

     Participant or Beneficiary for benefits.  All claims for

     benefits shall be made in writing and shall set forth the

     facts which such Participant or Beneficiary (the

     "applicant") believes sufficient to entitle him to the

     benefit claimed.  The Plan Administrator may adopt forms

     for the submission of claims for benefits, in which case

     all claims for benefits shall be filed on such forms.  The

     Plan Administrator shall provide applicants with all such

     forms.

         Upon receipt by the Plan Administrator of a claim for

     benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under

     the provisions of the Plan and the amount thereof as herein provided.  The Plan Administrator shall approve, deny and

     investigate all claims.  Upon request, the Plan

     Administrator shall afford any applicant the right of a

     hearing with respect to any finding of fact or

     determination related to any claim for benefits under the

     Plan.  If any claim for benefits is denied, the applicant

     shall be notified of such decision in accordance with the

     provisions of Section 8.07.

8.07 Claims Procedures - The applicant shall be notified in

     writing of any adverse decision with respect to his claim

     within ninety (90) days after its submission.  The notice

     shall be written in a manner calculated to be understood

     by the applicant and shall include:

     8.06(a)   The specific reason or reasons for the denial;

     8.06(b)   Specific references to the pertinent Plan

               provisions on which the denial is based;

     8.06(c)   A description of any additional material or

               information necessary for the applicant to perfect

               the claim and an explanation why such material or

               information is necessary; and

     8.06(d)   An explanation of the Plan's claim review

               procedures.

         If special circumstances require an extension of time

     for processing the initial claim, a written notice of the

     extension and the reason therefor shall be furnished to the applicant before the end of the initial ninety (90) day

     period.  In no event shall such extension exceed ninety

     (90) days.

         If a claim for benefits is denied or the applicant has

     no response to such claim within ninety (90) days of its

     submission (in which case the claim for benefits shall be

     deemed to be denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Plan Administrator within sixty (60) days of the receipt of written notice of denial or sixty (60)

     days from the date such claim is deemed denied.  In

     pursuing such appeal, the applicant or his duly authorized representative:

     8.06(e)   May request in writing that the Plan

               Administrator review the denial;

     8.06(f)   May review pertinent documents; and

     8.06(g)   May submit issues and comments in writing.

         The decision on review shall be made within sixty (60)

     days of receipt of the request for review, unless special

     circumstances require an extension of time for processing,

     in which case a decision shall be rendered as soon as

     possible but not later than one hundred twenty (120) days

     after receipt of a request for review.  If such an

     extension of time is required, written notice of the

     extension shall be furnished to the applicant before the

     end of the original sixty (60) day period.  The decision on review shall be made in writing, shall be written in a

     manner calculated to be understood by the applicant, and

     shall include specific references to the provisions of the

     Plan on which such denial is based.  If the decision on

     review is not furnished within the time specified above,

     the claim shall be deemed denied on review.

8.08 Records - All acts and determinations of the Plan

     Administrator shall be duly recorded, and all such records and other documents as may be necessary in exercising its

     duties under the Plan shall be preserved in the custody of the Plan Administrator.  Such records and documents at all times shall be open for inspection to, and for the purpose of making copies by any person designated by the

     Corporation.  The Plan Administrator shall provide such

     timely information, resulting from the application of his

     responsibilities under the Plan, as needed by the Trustee,

     Insurance Company and accountant engaged on behalf of the

     Plan by the Corporation, for the effective discharge of

     their respective duties.

8.09 Missing Persons - The Plan Administrator

     shall make a reasonable effort to locate all persons

     entitled to benefits under the Plan; however,

     notwithstanding any provision in the Plan to the contrary,

     if after a period of five (5) years from the date such

     benefit is due, any such person entitled to benefits has

     not been located, his rights under the Plan shall be

     construed as if the Participant had died.  Before this

     provision becomes operative, the Plan Administrator shall

     send a certified letter to such person at his last known

     address advising him that his interest or benefits under

     the Plan shall be so construed.  Any such amounts shall be held by the Trustee and Insurance Company for a period of

     three (3) additional years (or a total of eight (8) years

     from the time the benefits first become payable).  If no

     distributee can be found, then any unclaimed benefits shall be dealt with according to the laws of the state in which

     such Participant is legally domiciled pertaining to

     abandoned intangible personal property held in a fiduciary capacity.



                          ARTICLE IX

             AMENDMENT AND TERMINATION OF THE PLAN

9.01 Amendment of the Plan - The Corporation shall have the

     right at any time by action of the Board to modify, alter

     or amend the Plan in whole or in part; provided, that

     the duties, powers and liability of the Trustee and

     Insurance Company hereunder shall not be increased

     without their written consent; the amount of

     benefits which at the time of any such

     modification, alteration or amendment have accrued for any

     Participant or Beneficiary hereunder shall not be affected adversely thereby; and no such amendment shall have the

     effect of causing a reversion to the Employer of any part

     of the principal or income of the Fund.  Notwithstanding

     anything contained herein to the contrary, no amendment to the Plan shall decrease a Participant's vested Individual

     Account or Deductible Account balance or eliminate an

     optional form of distribution.

         If the Plan's vesting schedule is amended or the Plan

     is amended in any way that directly or indirectly affects

     the computation of a Participant's vested benefit or the

     Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three (3) years of Credited Service may elect within a

     reasonable period after the adoption of the amendment or

     change, to have his vested percentage computed under the

     Plan without regard to such amendment or change.  The

     period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of sixty (60) days after (a)

     the amendment is adopted, (b) the amendment is effective or

     (c) the Participant is issued written notice of the

     amendment by the Employer or Plan Administrator.

9.02 Termination of the Plan - The Employer expects to continue the Plan indefinitely, but continuance is not assumed as a

     contractual obligation, and each Employer reserves the

     right at any time by action of its board of directors to

     terminate the Plan as applicable to itself.  If an Employer terminates or partially terminates the Plan or discontinues its Contributions at any time, each affected Participant

     shall become fully vested in the amount in his Individual

     Account.

         If the Plan is terminated by an Employer, the Plan

     Administrator shall value the Fund as of the date of

     termination.  That portion of the Fund applicable to any

     Employer for which the Plan has not been terminated shall

     be unaffected.  The Individual Accounts and Deductible

     Accounts of the Participants and Beneficiaries affected by the termination, as determined by the Plan Administrator,

     shall continue to be administered as a part of the Fund or distributed in a lump sum to such Participants or

     Beneficiaries provided the distribution is otherwise

     permitted in accordance with rules and regulations of the

     Internal Revenue Service under IRC Section 401(k).



                           ARTICLE X

        PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

10.01Method of Participation - Any organization which is a member of the same controlled group of organizations, as defined in  IRC

     Sections 414(b), 414(c), 414(m) and 414(o), as the

     Corporation, with the approval of the Board, may become a

     party to the Plan by adopting the Plan for its Employees.

     Any organization which becomes a party to the Plan promptly shall deliver to the Trustee and Insurance Company a

     certified copy of the resolutions or other documents

     evidencing its adoption of the Plan and a written

     instrument showing the Board's approval of the organization becoming a party to the Plan.  The Plan shall be maintained as a single Plan for all participating Employers.

10.02Withdrawal - Any one or more of the Employers

     included in the Plan may withdraw from the Plan at any time by giving six (6) months advance notice in writing of its

     or their intention to withdraw to the Board and Plan

     Administrator (unless a shorter notice is agreed to by the

     Board).

         Upon receipt of notice of any such withdrawal, the Plan

     Administrator shall certify to the Trustee and Insurance

     Company the equitable share of such withdrawing Employer in the applicable Fund to be determined by the Plan

     Administrator.

         The Trustee thereupon shall set aside from the portion

     of the Fund then held by it such securities and other

     property as it, in its sole discretion, shall deem to be

     equal in value to such equitable share.  If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 9.02.  If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to the trustee designated by such Employer, and such securities and other property thereafter shall be held and invested as a separate trust of such Employer, and shall be used and applied according to the terms of a new agreement and declaration of trust between the withdrawn Employer and the designated trustee.

         The Insurance Company thereupon shall set aside from

     the portion of the Fund then held by it such securities and other property as it, in its sole discretion shall deem to be equal in value to such equitable share.  If the Plan is to be terminated with respect to such Employer, the amount shall be dealt with in accordance with the provisions of

     Section 9.02.  If the Plan is not to be terminated with

     respect to such Employer, the Insurance Company shall

     invest and administer the applicable Fund as a separate

     fund of such Employer.  Such Fund shall be used and applied according to the terms of a new group annuity contract

     between the withdrawn Employer and the Insurance Company,

     provided that the Insurance Company's then applicable

     underwriting requirements permit such contract to be

     issued.

         Neither the segregation of the Fund assets upon the

     withdrawal of an Employer, nor the execution of a new

     Contract or trust agreement pursuant to any of the

     provisions of this Section 10.02 shall operate to permit

     any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive

     benefit of Participants and Beneficiaries except as

     otherwise may be provided in Sections 12.03 and 12.07.



                         ARTICLE XI

                 TOP HEAVY PLAN PROVISIONS
11.01General - Notwithstanding anything contained

     herein to the contrary, if this Plan when combined with all other plans required to be aggregated pursuant to IRC

     Section 416(g) is deemed to be a Top Heavy Plan for any

     Plan Year, the following conditions shall become operative.

11.02Definitions - For purposes of this Article,

     the following definitions shall be applicable:

     11.02(a) Determination Date means the last day of the Plan

             Year preceding the Plan Year in which the

             determination is being made.  In the case of the

             first Plan Year, Determination Date means the last

             day of such Plan Year.

     11.02(b) Key Employee means any employee, former employee

             or beneficiary of a former employee in an Employer

             plan who, at any time during the Plan Year or any

             of the four (4) preceding Plan Years is:

               (i) An officer of the Employer having annual

                   Maximum Compensation greater than fifty

                   percent (50%) of the amount in effect under

                   IRC Section 415(b)(1)(A) for any such Plan

                   Year;

              (ii)One (1) of the ten (10) employees having

                   annual Maximum Compensation from the Employer

                   of more than the limitation in effect under

                   IRC Section 415(c)(1)(A) and owning (or

                   considered as owning within the meaning of

                   IRC Section 318) more than a one-half percent

                   (1/2%) interest and the largest interest in

                   the Employer;

             (iii)A Five Percent (5%) Owner of the Employer; or

              (iv)A one percent (1%) owner of the Employer

                   having annual Maximum Compensation from the

                   Employer of more than one hundred fifty

                   thousand dollars ($150,000).

                For purposes of Section 11.02(b)(i), no more

             than fifty (50) employees or, if lesser, the

             greater of three (3) or ten percent (10%) of

             employees shall be treated as officers.  Further,

             for purposes of determining the number of officers

             taken into account under Section 11.02(b)(i),

             employees described in IRC Section 414(q)(8) shall

             be excluded.

                With respect to Section 11.02(b)(ii), if two (2)

             employees have the same ownership interest in the

             Employer, the employee having the greater annual

             Maximum Compensation shall be treated as having a

             larger interest.

     11.02(c) Non-Key Employee means an employee, former

             employee or beneficiary of a former employee who is

             not a Key Employee.

     11.02(d) Top Heavy Plan generally means on or after January

             1, 1984, any plan under which, as of any

             Determination Date, the present value of the

             cumulative accrued benefits (inclusive of Elective

             Contributions) for Key Employees exceeds sixty

             percent (60%) of the present value of the

             cumulative accrued benefits for all employees.

                For purposes of this definition:

               (i) If the plan is a Defined Contribution Plan,

                   the present value of cumulative accrued

                   benefits shall be deemed to be the market

                   value of all employee accounts under the plan

                   as of the Top Heavy Valuation Date plus

                   contributions to the plan as of the

                   Determination Date.  If the plan is a Defined

                   Benefit Plan, the present value of cumulative

                   accrued benefits shall be deemed to be the

                   lump sum present value of a participant's

                   accrued benefit under such plan calculated on

                   the basis of interest and mortality as set

                   forth in said plan as of the Top Heavy

                   Valuation Date plus contributions due under

                   the plan as of the Determination Date.

                   Notwithstanding the above, for purposes of

                   determining the present value of the

                   cumulative accrued benefits, distributions

                   made within a five (5) year period ending on

                   the Determination Date shall be included.

                   The account balances and accrued benefits of

                   a Non-Key Employee who was previously a Key

                   Employee shall be excluded from the

                   computation hereunder.

              (ii)Each plan of the Employer required to be

                   included in an "aggregation group" shall be

                   treated as a Top Heavy Plan if such group is

                   a top heavy group.

             (iii)The term "aggregation group" means

                   (A)  each plan of the Employer that is

                        currently effective or which has

                        terminated within the five (5) year

                        period ending on the Determination Date

                        in which a Key Employee is a participant

                        during the plan year containing the

                        Determination Date or any of the four

                        (4) preceding plan years; and

                   (B)  each other plan of the Employer which

                        enables any plan in (A) to meet the

                        requirements of IRC Sections 401(a)(4)

                        or 410.

                     A permissive aggregation group consists of

                   plans of the Employer that are required to be

                   aggregated, plus one (1) or more plans of the

                   Employer that are not part of a required

                   aggregation group but that satisfy the

                   requirements of IRC Sections 401(a)(4) and

                   410 when considered together with the

                   required aggregation group.

              (iv)If any individual has not performed any

                   service for the Employer at any time during

                   the five (5) year period ending on the

                   Determination Date, any accrued benefit for

                   such individual shall not be taken into

                   account in the testing procedure herein

                   described.

     11.02(e) Top Heavy Valuation Date means the most recent

             Valuation Date occurring within a twelve (12) month

             period ending on the Determination Date.

         These definitions shall be interpreted consistent with

     IRC Section 416 and rules and regulations issued

     thereunder.  Further, such law and regulations shall be

     controlling in all determinations under these definitions

     inclusive of any provisions and requirements stated

     thereunder but hereinabove absent.

11.03Minimum Top Heavy Contribution - In a Plan Year in which the

     Plan becomes a Top Heavy Plan, inclusive of a Plan

     Year in which the Plan is a frozen plan

     pursuant to the provisions of Section

     1.416-1 T-5 of the regulations under IRC Section 416, but

     has not terminated, and the aggregate Contributions by the

     Employer to all Non-Key Employees who are Participants

     allocated to their Individual Accounts are less than three percent (3%) of Maximum Compensation exclusive of Elective

     Contributions for Plan Years beginning after December 31,

     1988, then the Employer shall contribute to the Plan an

     amount necessary to provide a minimum Contribution,

     including Forfeitures, of at least three percent (3%) of

     Maximum Compensation to such Non-Key Employees who are

     Participants who are employed as of the last day of the

     Plan Year regardless of (a) whether such Non-Key Employee

     has completed one thousand (1,000) Hours of Service, (b)

     whether such Non-Key Employee has made Elective

     Contributions to the Plan, or (c) the level of the Non-Key

     Employee's Compensation.  The minimum Contribution required herein shall not be forfeited in the event the Participant withdraws his Elective Contributions.  In no event,

     however, shall the allocation of the minimum Contribution

     to the Individual Accounts of Non-Key Employees who are

     Participants be greater than the total allocation of

     Contributions by the Employer, inclusive of Elective

     Contributions and Forfeitures, to the Individual Accounts

     for Key Employees.  Any special Contribution or

     reallocation as herein provided shall be made to the

     Employer Contribution Account on the basis of the ratio

     that the Non-Key Employees' Maximum Compensation bears to

     the total Maximum Compensation of all Non-Key Employees.

         A Top Heavy Contribution of less than three percent

     (3%) shall not be permissible if the Employer maintains a

     Defined Benefit Plan which designated this Plan to satisfy

     IRC Section 401(a).

11.04Defined Benefit Plan Minimum Accrued Benefit - If the Employer also maintains a Defined Benefit Plan and the Defined Benefit

     Plan provides the minimum accrued benefit determined

     pursuant to IRC Section 416(c)(1), then the adjustment

     provided in Section 11.03 shall not be required.

11.05Multiple Plan Participation - If Section 11.03 or Section 11.04 is

     applicable, then the multiplier of 1.25 in Sections 4.05(a)

     and 4.05(c) shall be reduced to 1.0.

11.06No Duplication of Minimum Benefit - These Top Heavy Plan

     provisions shall not require that the entire defined benefit minimum benefit and defined contribution minimum contribution be provided.  To the extent that there is a defined benefit accrued benefit, it shall be controlling.  To the extent that there is a Contribution by the Employer to a Defined Contribution

     Plan, then there shall be a determination as to whether the defined contribution amount is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrued benefit required under IRC Section

     416.  If the defined contribution amount is not comparable,

     then the difference shall be provided in the Defined

     Benefit Plan.

11.07Top Heavy Assumptions - For purposes of determining whether a Defined

     Benefit Plan is a Top Heavy Plan, calculations shall be

     based upon actuarial assumptions stipulated in such plan

     for this purpose.  If no assumptions are provided, the

     calculation shall be based upon The UP-1984 Table of

     Mortality at five percent (5%) interest with such

     determination being made on the Determination Date.



                         ARTICLE XII

                         MISCELLANEOUS

12.01Governing Law - The Plan shall be construed,

     regulated and administered according to the laws

     of the Commonwealth of Virginia except in those areas

     preempted by the laws of the United States of America.

12.02Construction - The headings and subheadings

     in the Plan have been inserted for convenience of reference only and shall not affect the construction of the

     provisions hereof.  In any necessary construction the

     masculine shall include the feminine and the singular the

     plural, and vice versa.

12.03Expenses - The operating expenses of the Plan

     and Fund shall be paid by the Employer or, upon direction

     of the Corporation, from the Fund to the extent such

     expenses are permitted to be paid from the Fund.  The

     determination of whether expenses may be charged against

     the Fund shall be made by the Corporation.

12.04Participant's Rights; Acquittance - No Participant shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor upon his dismissal or voluntary termination

     of employment, shall he have any right to or interest in

     the Fund other than as specifically provided herein.  The

     Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be

     payable only from the Fund.

12.05Spendthrift Clause - Except as provided in IRC Section 401(a)(13)(B)

     related to qualified domestic relations orders as defined

     in IRC Section 414(p), none of the benefits, payments,

     proceeds, or distributions under this Plan shall be subject to the claim of any creditor of a Participant or

     Beneficiary hereunder or to any legal process by any

     creditor of a Participant or Beneficiary; and neither the

     Participant or any Beneficiary shall have any right to

     alienate, commute, anticipate, or assign any of the

     benefits, payments, proceeds or distributions under this

     Plan.

     12.05(a) In the case of qualified domestic relations orders as defined in IRC Section 414(p), if a benefit is

             being paid or is to be paid pursuant to a domestic

             relations order entered into prior to January 1,

             1985, such order shall be considered to be a

             Qualified Domestic Relations Order.

     12.05(b) In accordance with this Section and IRC Section

             401(a)(13), the prohibition on alienation or

             assignment of benefits shall include any

             arrangement:

             (i)   which provides for the payment to the

                   Employer of benefits under the Plan which

                   would otherwise be due to the Participant or

                   Beneficiary; and

             (ii) whether direct or indirect, revocable or

                   irrevocable, whereby a party acquires from

                   the Participant or Beneficiary a right or

                   interest enforceable against the Plan in, or

                   to, all or any part of a Plan benefit payment

                   which is, or may become, payable to the

                   Participant or Beneficiary.

     12.05(c) However, such alienation or assignment of benefits shall not include any arrangements:

             (i)   for the recovery of amounts described in

                   ERISA Section 4045(b), relating to the

                   recapture of certain payments;

             (ii) for the withholding of federal, state or

                   local tax from benefit payments under the

                   Plan;

             (iii)for the recovery by the Plan of overpayment

                   of benefits previously  made to a Participant

                   or Beneficiary;

             (iv) for the transfer of benefit rights from this

                   Plan to another plan;

             (v)   for the direct deposit of benefit payments

                   to an account in a bank, savings and loan

                   association or credit union, provided such

                   arrangement is not part of an arrangement

                   constituting an assignment or alienation;

             (v)   whereby a Participant's accrued

                   nonforfeitable benefit is used as security

                   for a loan from the Plan, provided that the

                   Plan's loan provision is limited to loans

                   from the Plan and does not include the use of

                   benefits under the Plan as security for a

                   loan from a party other than the Plan, and,

                   provided further that the loan must be one

                   which would be exempt from the tax imposed by

                   IRC Section 4975 (relating to prohibited

                   transactions); or

             (vii)whereby a Participant or Beneficiary directs

                   the Plan to pay all or a portion of his

                   benefit to a third party (which may include

                   the Employer), if such direction is revocable

                   at any time by the Participant or Beneficiary

                   and the third party files written

                   acknowledgement with the Plan Administrator,

                   pursuant to the provisions of Section

                   1.401(a)-13(e)(2) of the Regulations under

                   IRC Section 401(a)(13).

         If the Plan Administrator determines that any person

     entitled to any payments under the Plan has become

     insolvent or bankrupt or has attempted to anticipate, sell,

     transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person entitled to payments

     under the Plan against any benefit or other amounts payable to such person, the Plan Administrator, at any time, in his discretion, may direct the Trustee or Insurance Company to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person in such

     manner and proportion as the Plan Administrator may deem

     proper.

         Notwithstanding anything contained herein to the

     contrary, with respect to a debt due by the Participant to the Employer, a Participant or Beneficiary in pay status

     may assign or alienate rights to future benefit payments

     provided that any such assignment or alienation:

     12.05(d) is voluntary and revocable;

     12.05(e) does not exceed ten percent (10%) of any benefit

             payment;

     12.05(f) is neither for the purpose, nor has the effect, of defraying Plan administrative costs; and

     12.05(g) the Employer files a written acknowledgement with the Plan Administrator within ninety (90) days of

             the assignment that the Employer has no enforceable

             right in, or to, any part of the Plan benefit

             payment except as may be assigned pursuant to this

             Section.

12.06Merger, Consolidation or Transfer - If the Plan is merged or consolidated with another plan or assets or liabilities of the Plan are transferred to another plan, each then Participant or Beneficiary shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of the Plan provisions to a lesser benefit than the benefit to which he was entitled to on the date prior to the merger,

     consolidation or transfer if the Plan had then terminated.

12.07Mistake of Fact - Notwithstanding anything herein to the contrary,

     there shall be returned to the Employer any Contribution which was made as follows:

     12.07(a) By mistake of fact, as determined by the Internal

             Revenue Service or in such other manner as the

             Internal Revenue Service may permit;

     12.07(b) Prior to receipt of initial qualification, if the

             Plan received an adverse determination with respect

             to its initial qualification and the application

             for determination was made by the time prescribed

             by law for filing the Employer's tax return for the

             taxable year in which the Plan was adopted, or such

             later date as the Secretary of Treasury may

             prescribe; or

     12.07(c) In an amount that exceeded the deductible limits

             on such Contribution as set forth under IRC Section

             404, as determined by the Internal Revenue Service

             on in such other manner as the Internal Revenue

             Service may permit.

         The return of any Contribution as hereinbefore provided

     shall be made within one (1) year after payment of the

     Contribution, denial of the initial qualification or

     disallowance of the deduction (to the extent disallowed),

     whichever is applicable.  Any Contribution returned due to a mistake of fact under Section 12.07(a) or disallowance of a tax deduction under Section 12.07(c) shall be reduced by its share of the losses and expenses of the Fund, but shall not be increased by income or gains of the Fund, provided

     that the return of such Contribution shall not be permitted to cause the balance of the Individual Account of any

     Participant to be less than the balance that would have

     been in his Individual Account had such Contribution not

     been made.  Any Contribution returned to the Employer due

     to denial of initial qualification under Section 12.07(b)

     shall be equal to the entire assets of the Plan

     attributable to Contributions by the Employer.

12.08Indemnification - The Employer shall

     indemnify and hold harmless each person or persons who may serve as Plan Administrator from any and all claims, loss,

     damages, expenses (including attorney's fees) and liability

     (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross

     negligence or willful misconduct of such person or persons.

     No Plan assets may be used for any such indemnification.

12.09Counterparts - The Plan, Trust Agreement and

     Contract may be executed in any number of counterparts,

     each of which shall constitute but one and the same

     instrument, and may be sufficiently evidenced by any one

     counterpart.

12.10Maximum Deductible Contribution - In no event shall the Employer be obligated to make a Contribution for a given Plan Year in

     excess of the maximum amount deductible for the Employer

     under IRC Section 404(a)(3)(A), or any statute or rule of

     similar import.

12.11Payment of Contributions Made by the Employer - Each Employer shall pay to the Trustee and Insurance Company its Contributions

     for each Plan Year within the time prescribed by law,

     including extensions of time for the filing of its federal income tax return for such Plan Year.

12.12Notification of Individual Account and Deductible Account

     Balance - After the close of each Plan Year or more

     frequently as determined by the Plan Administrator, the

     Plan Administrator shall notify each Participant of the

     amount of his share in the Adjustments and Contributions

     for the Plan Year (or other period) just completed, and the new balance of his Individual Account and Deductible

     Account.

12.13Exclusive Benefit - The Employer shall not be entitled to any part of the corpus or income of the Fund, and no part thereof shall be used for or diverted to purposes other than for the

     exclusive benefit of Participants and Beneficiaries

     hereunder except as provided in Sections 12.03 and 12.07.


                   Second Amendment to the
              Hilb, Rogal and Hamilton Company
                 Profit Sharing Savings Plan

     This SECOND AMENDMENT to the Hilb, Rogal and Hamilton Company Profit Sharing Savings Plan (the "Plan"), authorized by resolution of the Hilb, Rogal and Hamilton Company (the "Corporation") Board of Directors (the "Board"), is made effective as of January 1, 1998, unless and except as otherwise provided for herein.

                          Recitals

     WHEREAS, the Corporation has retained the right under
Article IX of the Plan to amend the Plan's provisions; and

     WHEREAS, the Corporation has determined that it is in the best interest of the Corporation and the participants in the Plan (the "Participants") that the Plan offer the common stock of the Corporation (the "Common Stock") to the Participants as an investment fund option under the Plan under a common stock fund.

                          Amendment

     NOW, THEREFORE, the following Sections and provisions of the Plan are hereby amended or added, as follows:

     1. Section 1.05A is hereby added to the Plan, to read as folllows:

     1.05A          Common Stock means the common stock
[without par value] of Hilb, Rogal and Hamilton Company.

     2. Section 1.11A is hereby added to the Plan, to read as follows:

     1.11A          Current Market Value means, with respect
to the Common Stock, the closing composite quotation price on the New York Stock Exchange as of the date of determination; or, if the New York Stock Exchange is closed on such date, the closing price on the last preceding trading date.

     3. Section 1.33A is hereby added to the Plan, to read as follows:

     1.33A          Investment Fiduciary means, as
applicable from time to time, either Hilb, Rogal and Hamilton Company, the Board or any committee of the Board then serving as the qualified plan investment committee of the Board (which also may be referred to herein as the "Qualified Plan Investment Committee"). The Investment Fiduciary shall be the "named fiduciary" responsible for the review and selection of the Investment Funds under the Plan.

     4. Section 1.34 is hereby amended and restated, to read as follows:

     1.34 Investment Fund means each investment fund described or provided for under Article VII of the Plan, as amended from time to time, including any segregated pooled asset account that is established or maintained under the Trust for investment purposes. Effective as of January 1, 1998, the term Investment Fund shall include the Hilb, Rogal and Hamilton Company Common Stock Fund (which also may be referred to herein as the "HRH Common Stock Fund" or the "Common Stock Fund").

     5.   New paragraphs are hereby added to the end of
Section 1.62, to read as follows:

     Notwithstanding the forgoing, effective as of January 1, 1994, pursuant to the Corporation and the Administrator changing certain Plan valuation and operations systems to a daily basis, the term Valuation Date shall also include any Daily Valuation Date hereunder.

     Daily Valuation Date means each day of the calendar year in which securities may be traded on the New York Stock Exchange, or other day as of which gains and losses attributable to a particular Investment Fund hereunder are allocated (or as of which such Investment Fund shall be adjusted for investment elections and transfer elections submitted by the Participants), as otherwise provided for hereunder or under the terms and procedures of such Investment Fund.

     6. Section 5.11 is hereby added to the Plan, to read as follows:

     5.11 Distributions and Withdrawals in Common Stock

          Notwithstanding any provision of Article V or
Article VI to the contrary, if a Participant is invested in the Common Stock Fund under any account hereunder and thus is invested in, and entitled to, one or more whole shares of Common Stock, the Participant must affirmatively elect to receive any Plan distribution or withdrawal from such Fund in shares of Common Stock (that is, to receive such distribution, or a portion thereof, in whole shares of Common Stock, in lieu of a distribution or withdrawal in cash). In any event, distributions or withdrawals in shares of Common Stock shall be available only as to shares under the Common Stock Fund and as to the Participant's accounts that otherwise are vested hereunder.

     7. Section 7.08 is hereby added to the Plan, to read as follows:

     7.08 Investment Elections after January 1, 1998

          Effective as of January 1, 1998, and
notwithstanding any above provision of this Article VII or other provision of the Plan to the contrary, the Participant's investment elections under the Plan may be made in five percent (5%) increments among the Investment
Funds then selected by the Investment Fiduciary and maintained under the Trust Fund or the Plan, including the HRH Common Stock Fund.

     Further, subject to specific rules and procedures established by the Administrator or under each Investment
Fund, each Participant shall have the right to change their investment direction election on a daily basis, as often as such Participant shall determine, through the use of such interactive voice response systems, other telephonic systems, plan service center systems, intranet systems, internet systems or other plan administrative systems such as are established and maintained by the Administrator from time to time.

     8. Section 7.09 is hereby added to the Plan, to read as follows:

     7.09 Allocations to the Common Stock Fund

          (a) The Plan Administrator shall allocate, at least once per month, and, to the extent applicable, in accordance with Depart of Labor Regulations setting plan investment deadlines, the new funds to be allocated to the Common Stock Fund for the Trustee to purchase Common Stock; or, the Corporation may contribute and deliver directly to the Common Stock Fund of the Trust, within the same required timeframe, the number of full shares, with such fractional interest in any share in cash, calculated to the fourth decimal place, as represent the new funds then otherwise to be allocated to the Common Stock Fund. The allocation of shares shall be credited under the Common Stock Fund accounts based on the actual cost to the Trust of the shares purchased for the Common Stock Fund accounts due to new funds on the actual date of such purchase and allocation. Otherwise, to the extent shares are contributed and delivered to the Trust directly by the Corporation for a particular allocation date, the price/cost of such shares, for Plan and allocation purposes, shall be the closing price on the New York Stock Exchange on such date; or, if the New York Stock Exchange is closed on such allocation date, the closing price on the last preceding trading date.

          (b) The Trustee shall not be liable for interest on any portion of the Fund maintained in cash, but the Trustee may, but is not required to, invest such cash, if any, in savings accounts, savings certificates, certificates of deposit, commercial paper or other interest-bearing investment which is readily convertible into cash pending investment in Common Stock. Although the Trustee shall maintain a record of any such short-term investments, the Plan Administrator shall treat such amounts as cash and shall allocate as of each Valuation Date, and credit in the current Plan Year to the sub-accounts of the Participants, any income derived from such investments on the basis of the ratio of the cash balance in each such Participant's sub-accounts as of such preceding Valuation Date.

     9. Section 7.10 is hereby added to the Plan, to read as follows:

     7.10 Acquisition of Commons Stock

          Purchases of shares of Common Stock shall be made by the Trustee from time to time, at the lowest price obtainable at the date and time of purchase, out of the funds held by the Trust and earmarked for such purchases under the Plan. If the Company wishes to sell the Trust such shares, out of authorized and unissued shares of Common Stock, the price of such purchase on a particular date shall be the closing price on the New York Stock Exchange on such date; or, if the New York Stock Exchange is closed on such allocation date, the closing price on the last preceding trading date. Otherwise, subject to the above provisions, the Trustee may, but is not required to, purchase such shares by private purchase, in such amounts and at such times as the Trustee may determine appropriate in its absolute and unrestricted discretion.

     The Trustee, upon direction by the Plan Administrator and subject to the provisions of Article III, shall hold for the purpose of allocation to the Accounts of Participants any shares of Common Stock forfeited under the provisions of the Plan. All shares of Common Stock purchased by the Trustee shall be carried in the accounts of the Trustee at the actual cost thereof, including taxes, commissions and other expenses, if any, incident to the purchase, except that shares of Common Stock acquired upon the exercise of rights, options or warrants shall be carried at the Current Market Value thereof on the date of such exercise. Shares of Common Stock that are forfeited by Participants shall be deemed to have been purchased by the Trustee on the Daily Valuation Date coinciding with the date of such forfeiture and reallocation at the Current Market Value on such Daily Valuation Date.



     10. Section 7.11 is hereby added to the Plan, to read as follows:

     7.11 Registration of Common Stock

          All shares of Common Stock purchased by the Trustee under the Plan shall be issued either in the nominee name or in the name of the "Trustee for the Hilb, Rogal and Hamilton Company Profit Sharing Savings Plan Trust", and the books and records of the Trustee shall at all times show that such investments are part of the Trust Fund. Legal title to all shares of Common Stock allocated to Participants' Accounts shall remain in the name of the Trustee until the Participants shall become entitled thereto as otherwise set forth in the Plan. The Trustee, at its election, may actually deal in and account, for the Trust as a whole, in whole shares only; however, this shall not prohibit the Plan Administrator from crediting to Participants' accounts fractional shares for all Plan accounting purposes.

     11. Section 7.12 is hereby added to the Plan, to read as follows:

     7.12 Repurchase of Common Stock

          At or after the date any shares of Common Stock are received by a Participant or his Beneficiary, such person or persons may offer to sell to the Trustee all or any part of the shares of Common Stock so distributed. If such offer is made within six (6) months after such date, then, to the extent funds are available for investment by the Trustee, the Trustee is permitted, but is not required to, purchase any shares of Common Stock so offered, at the Current Market Value on the date such offer is received in writing by the Trustee.

     12. Section 7.13 is hereby added to the Plan, to read as follows:

     7.13 Warrants, Rights and Options

          A Participant shall have no right to request, direct or demand the Trustee to exercise, on the Participant's behalf, any rights, warrants or options issued with respect to Common Stock credited to the Participant's accounts; and, the Trustee, in its discretion, may exercise or sell any such rights, warrants or options, except any rights which by their terms cannot be separated from such Common Stock. In the event such warrants, rights or options are sold, the accounts of each Participant of the Plan otherwise invested in the Common Stock Fund shall be credited with the appropriate proportionate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Participant's accounts invested in the Common Stock Fund shall be credited with the appropriate number of such shares thereby acquired, based on the shares credited to the Participant's accounts with respect to which such warrants, rights and options were issued.

     13. Section 7.14 is hereby added to the Plan, to read as follows:

     7.14 Common Stock Dividends and Common Stock Splits

          Except as otherwise specifically administered under any plan suspense account, Common Stock received by the Trustee by reason of a stock dividend or stock split shall be credited within the current Plan Year to each Participant's accounts invested in the Common Stock Fund, based on the shares credited to the Participant's accounts as of the Daily Valuation Date preceding the date such dividend or split is declared.

     14. Section 7.15 is hereby added to the Plan, to read as follows:

     7.15 Investment of Dividend Income

          Dividends on Common Stock collected by the Trustee, and earnings on any temporary investment of cash earmarked for investment in Common Stock, shall be held and invested in Common Stock in accordance with Section 7.09.

     Common Stock received by the Trustee by reasons of a stock dividend or stock split shall be credited to each Participant's Account based on the shares credited to his account as of the Daily Valuation Date preceding the date such dividend or split is declared. Cash dividends on Common Stock, and earnings on any temporary investments of cash earmarked for investment in Common Stock, shall be invested in Common Stock, except as otherwise provided under
Article VII.

     15. Section 7.16 is hereby added to the Plan, to read as follows:

     7.16 Voting of Common Stock

          Before each annual or special meeting of the shareholders of the Corporation, the Corporation and the Plan Administrator, in conjunction with the Trustee, shall furnish each Participant, who invests in the Common Stock Fund under his accounts, with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the Participant's confidential instructions on how the aggregate whole shares credited to such Participant under the Common Stock Fund, determined as of the Daily Valuation Date most recently preceding the record date for which exact Account Balances are readily available, should be voted.

     Upon receipt of valid instructions, the Trustee shall vote such Common Stock as instructed, or not vote such Common Stock if so directed by the Participant. Any shares of Common Stock held by the Trustee in suspense, or as to which the Trustee receives no valid voting instructions, shall be voted by the Trustee in the same proportion as the Trustee has received directions from the Participants, unless the Trustee is directed otherwise by the Investment Fiduciary or unless the Trustee otherwise determines that voting such shares on such a "mirror" proportional basis, or in accordance with the Investment Fiduciary's directions, is clearly imprudent. In such event, the Trustee shall determine how such shares shall be voted.

     16. Section 7.17 is hereby added to the Plan, to read as follows:

     7.17 Tendering of Common Stock by Trustee

          In the event of any tender offer for any shares of Common Stock, the Corporation and the Plan Administrator, in conjunction with the Trustee, shall furnish each Participant with a form for the Participant's direction to the Trustee as to whether any of the aggregate whole shares credited to his accounts should be tendered. Upon receipt of such direction from each Participant, the Trustee shall tender or not tender such shares, as designated in such direction.
The Trustee shall tender only such Participant shares for which the Trustee has received valid and timely instructions to tender.

     If within a reasonable time the Trustee does not receive a valid direction with respect to any Participant's shares under the Plan, or otherwise holds any shares in suspense accounts, the Trustee shall tender or not tender such shares in proportion to the Participant directions to tender and not tender, or otherwise in accordance with specific directions of the Investment Fiduciary. If, however, the Trustee otherwise determines that tendering such shares on a proportional basis, or in accordance with any Investment Fiduciary direction, is clearly imprudent, then the Trustee shall tender or not tender such shares as the Trustee otherwise deems prudent. In connection with these decisions, the Trustee shall consider the financial interests of the Participants and Beneficiaries with respect to the Common Stock Fund.

     Otherwise, all tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Corporation, any affiliated company or any person making the offer.

     17. Section 7.18 is hereby added to the Plan, to read as follows:

     7.18 Restriction on Amendment of Contribution and
Allocation Provisions

          Notwithstanding any provision of Article VII or other provision of the Plan to the contrary, the Corporation shall not amend the provisions of the Plan controlling the provision and allocation of contributions made or invested in the Common Stock of the Corporation more than once every six (6) months, or as otherwise required under the current restrictions of the Securities and Exchange Commission, other than for amendments necessary to comport with changes in Internal Revenue Code, Internal Revenue Service, ERISA or Department of Labor requirements.

     18. Section 7.19 is hereby added to the Plan, to read as follows:

     7.19 Amendments Necessary to Comply with Section 16 or other Securities Law Requirements

          Notwithstanding any provision herein to the contrary, the Corporation, with or without consultation with the Plan Administrator, shall retain the unrestricted right to amend the provisions of the Plan as necessary to comply with the current provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and any other applicable securities laws, regulations and interpretations.

     19. Section 7.20 is hereby added to the Plan, to read as follows:

     7.20 Administration Necessary to Comply with Section 16 or other Securities Law Requirements

          The Plan Administrator shall have the unrestricted operational discretion and authority to impose such additional Plan rules, restrictions and limitations on those Participants subject to Section 16 of the Securities Exchange Act of 1934 or any other applicable securities laws, regulations and interpretations, as it shall deem necessary or advisable to comply with the provisions of Rule 16(b)-3 or such other securities laws, regulations and interpretations.

     20. No other provisions of the Plan are hereby amended.


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